EXHIBIT 2
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                            REORGANIZATION AGREEMENT

                                  BY AND AMONG

                           CAROLINA FIRST CORPORATION,

                              CAROLINA FIRST BANK,

                          ANCHOR FINANCIAL CORPORATION,

                                       AND

                                 THE ANCHOR BANK







                          Dated as of January 10, 2000


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                                TABLE OF CONTENTS


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         This  REORGANIZATION  AGREEMENT  is entered into as of this 10th day of
January, 2000 among Carolina First Corporation ("CFC"), a corporation organized and existing under the laws of the State of South Carolina, Carolina First Bank ("CFB"), a state banking corporation organized and existing under the laws of the State of South Carolina, Anchor Financial Corporation ("AFC"), a corporation organized and existing under the laws of the state of South Carolina, and The Anchor Bank ("AB"), a state banking corporation organized and existing under the laws of the state of South Carolina.

                                    RECITALS

         A. AFC is a South Carolina corporation headquartered in Myrtle Beach, South Carolina, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

         B. AB is a state bank headquartered in Myrtle Beach, South Carolina, and a wholly-owned subsidiary of AFC.

         C. CFC is a South Carolina corporation headquartered in Greenville, South Carolina, and a registered bank holding company under the BHCA.

         D. CFB is a South Carolina-chartered, non-member banking corporation headquartered in Greenville, South Carolina.

         E.  The  parties  hereto  desire  that  AFC be  merged  with and into a
to-be-formed   subsidiary  of  CFC  (the  "Corporate   Merger"),   all  as  more
particularly set forth herein.

         F. The Boards of Directors of CFC and AFC have approved and in connection with the execution of this Reorganization Agreement, CFC and AFC will execute an agreement in the form attached hereto as Appendix E (the "Stock Option Agreement") whereby AFC will grant CFC an option to purchase shares of AFC Common Stock upon the terms and conditions provided in such agreement;

         G. Subsequent to the Corporate Merger, the parties desire that AB be merged with and into CFB (the "Bank Merger"), all as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, CFC, CFB, AFC and AB hereby agree as follows:

                             SECTION I. DEFINITIONS

         1.1 Acquisition Proposal. Acquisition Proposal shall have the meaning assigned to such term in Section 6.10 hereof.

         1.2 AB. The Anchor Bank, a state bank organized and existing under the laws of the state of South Carolina. Where the context permits, AB shall be deemed to include its subsidiaries.

         1.3 AFC. Anchor Financial Corporation, a corporation organized and existing under the laws of the state of South Carolina. In Section III hereof, where the context permits, AFC shall include its subsidiaries.

         1.4 AFC Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by AFC or AB or under which AFC or AB may be obligated.

         1.5 AFC Common Stock. The common stock, no par value per share, of AFC.

         1.6 AFC Shareholder Approvals. This term shall mean, as the context may require, the duly authorized written consent of AFC to the Bank Merger and the approval by the requisite vote of the shareholders of AFC at the AFC Shareholders' Meeting of the Corporate Merger, all in accordance with this Reorganization Agreement and the Plan of Merger.

         1.7 AFC Shareholders' Meeting. The meeting of AFC shareholders at which the Corporate Merger will be voted upon.

         1.8 Articles of Merger. The Articles of Merger to be executed by (i) CFC and AFC and (ii) CFB and AB and in a form appropriate for filing with the Secretary of State of South Carolina, and relating


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to the  effective  consummation  of the Mergers as  contemplated  by the Plan of
Merger.

         1.9 BHCA. The Bank Holding Company Act of 1956, as amended.

         1.10 Bank Merger. The merger described in Section 2.2.

         1.11 Benefit  Plans.  All employee  benefit plans within the meaning of
Section 3(3) of ERISA and any related or separate contracts, plans, trusts, annuities, programs, policies, arrangements, practices, customs and understandings that provide benefits of economic value to any present or former employee, or current or former beneficiary, dependent or assignee of any such employee or former employee.

         1.12 CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq.

         1.13 CFB. Carolina First Bank, a South Carolina corporation and a wholly-owned subsidiary of CFC. Where the context permits, CFB shall be deemed to include its subsidiaries.

         1.14  CFC.   Carolina  First   Corporation,   a  bank  holding  company
headquartered in Greenville, South Carolina. Where the context permits, CFC shall be deemed to include its subsidiaries.

         1.15 CFC Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by CFC or CFB or under which CFC or CFB may be obligated.

         1.16 CFC Common Stock. The common stock, par value $1.00 per share, of CFC.

         1.17 CFC Shareholder Approvals. This term shall mean, as the context may require, the duly authorized written consent of CFC to the Bank Merger and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the Corporate Merger, all in accordance with this Reorganization Agreement and the Plan of Merger and the Subsidiary Plan of Merger.

         1.18 CFC Shareholders' Meeting. The meeting of CFC shareholders at which the Corporate Merger will be voted upon.

         1.19 Closing; Closing Date. The terms "Closing" and "Closing Date" shall have the meanings ascribed to them in Section 2.3 hereof.

         1.20 Code. The Internal Revenue Code of 1986, as amended, including, if the context permits, the applicable regulations promulgated pursuant thereto.

         1.21 Confidential Information. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 6.1 hereof as a result of the transactions contemplated herein, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Reorganization Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the Mergers, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

         1.22 Corporate Merger. The merger described in Section 2.1 hereof.

         1.23 Derivative Contract. Any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on a balance sheet which is a derivative contract (including various combinations thereof).

         1.24 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         1.25 Effective Time. The date and time which the Mergers become effective as set forth in the Articles of Merger. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify AFC in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.

         1.26 Exchange Act. The Securities Exchange Act of 1934, as amended.

         1.27 FDIC. The Federal Deposit Insurance Corporation.

         1.28 Federal Reserve Board. The Board of Governors of the Federal Reserve System, or any successor thereto.

         1.29 Federal Reserve. The Federal Reserve Bank of Richmond acting under delegated authority from the Federal Reserve Board, or any successor thereto.

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         1.30  GAAP.  Generally  accepted  accounting  principles   consistently
applied.

         1.31 Interim. CFC Interim, Inc. an interim subsidiary formed to effect the Corporate Merger.

         1.32 IRS. The Internal Revenue Service.

         1.33 Knowledge. When used in the phrase "to the knowledge" or a similar phrase, shall mean the actual knowledge of the executive officers of the referenced party or parties, as applicable, after reasonable inquiry of the other executive officers and the directors of the parties and the Persons responsible for the day-to-day operations of the parties or their subsidiaries (although this definition shall not give rise to any duty of any independent verification or confirmation by members of senior management or board of directors of the entity making the representation or warranty from other Persons).

         1.34 Lien. Any lien, claim, encumbrance, security interest, assessment, charge, restriction (including restriction on voting rights or rights of disposition), mortgage, deed of trust, equity of any character, third party right of whatever nature or other similar or like charge.

         1.35 Material Adverse Event; Material Adverse Effect. This shall mean an event, effect, occurrence or circumstance which, alone or when taken with other breaches, events, effects, occurrences or circumstances existing concurrently therewith (including without limitation, any breach of a representation or warranty contained herein by such party) (i) has or is reasonably expected to have a material adverse effect on the properties, financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (ii) would materially prevent such party's, or any affiliated party's, ability to perform its obligations under this Reorganization Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Event has occurred, there shall be excluded any effect the cause of which is (A) any change in banking, tax and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to the parties hereto, (C) any action or omission of AFC or CFC or a subsidiary thereof taken with the prior written consent of CFC or AFC, as applicable, in contemplation of the transaction contemplated herein, (D) the actions contemplated by Section 6.13, and (E) any changes in general economic conditions affecting financial institutions generally, including but not limited to changes in interest rates. Without limiting the foregoing, a decline in AFC's or CFC's common stock price shall not, in and of itself, constitute a Material Adverse Event.

         1.36 Mergers. The Bank Merger and the Corporate Merger.

         1.37 PBGC. The Pension Benefit Guaranty Corporation.

         1.38 Person. An individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

         1.39 Plan of Merger. The Plan of Merger attached to this Reorganization Agreement as Appendix A.

         1.40 Proxy Statement. The joint proxy statement/prospectus included in the Registration Statement which shall be furnished to the AFC shareholders and the CFC shareholders in connection with the Shareholders' Meetings and the matters contemplated hereby.

         1.41 Registration Statement. The Registration Statement on Form S-4 to be filed with the SEC registering the issuance of the CFC Common Stock to be issued to the AFC shareholders in connection with the Corporate Merger.

         1.42 Regulations. The regulations issued by the IRS under the Code.

         1.43 Regulatory Approvals. The order of the Federal Reserve Board (or, if applicable, of the Federal Reserve acting under delegated authority) approving the Mergers and the required order, approval, or exemption of the FDIC, the State Board, or any other Regulatory Authority approving the Corporate Merger and/or the Bank Merger.

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         1.44 Regulatory Authority.  Any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the FDIC, and the Federal Reserve Board) and any other federal or state bank, thrift or other financial institution, insurance or securities regulatory authorities, and any and all other agencies or departments of federal, state or local government, including without limitation the SEC.

         1.45 Reorganization Agreement. This Reorganization Agreement, including all schedules, appendices and exhibits attached hereto.

         1.46 Rights. Rights shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.

         1.47 The Securities and Exchange Commission.

         1.48 Securities Act. The Securities Act of 1933, as amended.

         1.49  State  Board.   The  South  Carolina  State  Board  of  Financial
Institutions.

         1.50 Shareholder Approvals. The AFC Shareholders' Approval and the CFC Shareholders' Approval.

         1.51   Shareholders'   Meetings.   The   respective   meetings  of  the
shareholders of AFC and CFC at which the Corporate Merger shall be voted upon.

         1.52 Subsidiary Plan of Merger. The Subsidiary Plan of Merger attached to this Reorganization Agreement as Appendix B.

         1.53 Transaction Documents. This Reorganization Agreement, together with all other documents executed in connection with AFC or AB in connection herewith, including the Stock Option Agreement attached hereto as Exhibit E.

                             SECTION II. THE MERGERS

         2.1 Corporate Merger. Subject to the terms and conditions of this Reorganization Agreement, including the Plan of Merger, AFC shall merge with and into Interim (the "Corporate Merger"), the separate existence of AFC shall cease, and Interim shall survive and the name of the surviving Corporation shall be "CFC Interim, Inc". The parties agree that the Corporate Merger will be effected pursuant to the terms set forth in the Plan of Merger.

         2.2 Bank Merger. After the Corporate Merger and liquidation referenced in Section 2.8 below, and at such time as CFB may deem appropriate, AB shall be merged with and into CFB (the "Bank Merger@), the separate existence of AB shall cease and CFB shall survive and the name of the surviving bank shall be "Carolina First Bank." The parties agree that the Bank Merger will be effected pursuant to the terms set forth in the Subsidiary Plan of Merger.

         2.3 The Closing. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Section VII and Section VIII hereof (the "Closing Date"), at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree.

         2.4 Consideration for the Mergers. The manner of converting the shares of AFC into shares of CFC shall be as set forth in the Plan of Merger. The manner of converting the shares of AB into shares of CFB shall be as set forth in the Subsidiary Plan of Merger.

         2.5 Shareholder Approvals; Registration Statement. Each of CFC and AFC shall call their respective Shareholders' Meetings in accordance with the applicable provisions of South Carolina law, the regulations of the Nasdaq Stock Market and federal securities laws (as applicable) for the purpose of

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considering  and voting on this  Reorganization  Agreement and the  transactions contemplated hereby. The Shareholders' Meetings shall be held as soon as practicable. The board of directors of each of CFC and AFC shall recommend (subject to compliance with their legal and fiduciary duties, as advised by counsel) to their respective shareholders and use their best efforts to obtain the approval of this Reorganization Agreement and the Mergers, and shall not withdraw such recommendation without providing five days prior notice to the other party. CFC shall file the Registration Statement with the SEC and shall pay the required filing fees. The parties will use their respective best efforts and cooperate with each other to obtain promptly the effectiveness of the Registration Statement. CFC shall also take any reasonable action required to be taken under the blue sky laws in connection with the issuance of CFC Common Stock in the Corporate Merger. CFC and AFC shall jointly prepare the Proxy
Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to the AFC and CFC shareholders as soon as reasonably practicable after the SEC's declaration of effectiveness of the Registration Statement. AFC shall mail, at its expense, the Proxy Statement to its shareholders. CFC shall mail, at its expense, the Proxy Statement to its shareholders.

         2.6 Cooperation; Regulatory Filings. Subject to the terms and conditions of this Reorganization Agreement, CFC and AFC shall cooperate, and shall cause each of their subsidiaries to cooperate, in the preparation and submission by CFC and AFC, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the SEC, the Federal Reserve, the appropriate Regulatory Authorities of South Carolina, the shareholders of AFC and CFC, and any other Persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Reorganization Agreement. Prior to the making of any such filings with any Regulatory Authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or to any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the material to be filed, mailed, or released. Any such materials shall be reasonably acceptable to all parties prior to the filings with any Regulatory Authorities or the disclosures to shareholders or to any third person, except to the extent that any person is legally required to proceed prior to obtaining the approvals of the other parties. CFC shall be responsible for all filings fees associated with the Regulatory Approvals.

         2.7 Tax Treatment. CFC and AFC intend that the Mergers shall qualify as tax-free reorganizations under Section 368(a) of the Code.

         2.8 Liquidation. Immediately following the Effective Time of the Corporate Merger, Interim shall be liquidated (such that AB shall become a direct subsidiary of CFC).

         2.9 Formation of Interim. CFC agrees to form Interim in a timely manner and to take such other steps as may be required to cause Interim to effect the Corporate Merger as contemplated herein..

         2.10 Reservation of Right to Revise Transaction. CFC may at any time change the method of effecting the acquisition of AFC and AB (including without limitation the provisions of this Section II) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of AFC Common Stock as provided for in this Reorganization Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to AFC's stockholders as a result of receiving such consideration or prevent the parties from obtaining the tax opinion of Wyche, Burgess, Freeman & Parham, P.A. referred to herein, (iv) materially impair the ability to receive the Regulatory Approvals, or (v) materially delay the Closing.

            SECTION III. REPRESENTATIONS AND WARRANTIES OF AFC AND AB

         Each of AFC and AB hereby represent and warrant to CFC and CFB the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in the representation and warranty given in Section 3.5 shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by CFC or CFB, such breach or inaccuracy must be material, and before any breach of or


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inaccuracy  of any of the  other  representations  or  warranties  given in this
Section III shall be so actionable or shall constitute such grounds, such breach or inaccuracy, together with all other breaches and inaccuracies by AFC and AB, must have a Material Adverse Effect.

         3.1 Organization, Good Standing and Conduct of Business. AFC is a corporation, duly organized, validly existing and in good standing under the laws of South Carolina, is duly registered as a bank holding company under the BHCA, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by AFC makes such license or qualification necessary. AB is the sole direct subsidiary of AFC. AB is a state bank, duly organized, validly existing and in good standing under the laws of the state of South Carolina, and has full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by AB makes such license or qualification necessary. AB is a state bank and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and the applicable regulations thereunder. The deposits of AB are insured by the Bank Insurance Fund of the FDIC.

         3.2 Subsidiaries.

         (a) Except for the entities set forth on Schedule 3.2 (collectively, the "AFC Subsidiaries"), AFC neither owns nor controls, directly or indirectly five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. Except as set forth on Schedule 3.2, AFC or an AFC Subsidiary is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of the AFC Subsidiaries. There are no contracts, commitments, understandings or arrangements by which AFC is or may be bound to sell or otherwise issue any shares of the AFC Subsidiaries' capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of AFC to vote or to dispose of such shares. All of the shares of capital stock of the AFC Subsidiaries owned by AFC or an AFC Subsidiary are fully paid and nonassessable and are owned free and clear of any Liens. Except as set forth on Schedule 3.2, none of the AFC Subsidiaries either owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

         (b)  Except  for the  entities  set  forth  and  identified  as such on
Schedule 3.2 (collectively, the "AB Subsidiaries"), AB neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. Except as set forth on Schedule 3.2, AB is the direct, record and beneficial owner of 100% of the outstanding shares of the AB Subsidiaries. There are no contracts, commitments, understandings or arrangements by which AB is or may be bound to sell or otherwise issue any shares of the AB Subsidiaries' capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of AB to vote or to dispose of such shares. All of the shares of capital stock of the AB Subsidiaries are fully paid and nonassessable and are owned by AB free and clear of any Liens.

         3.3 Corporate Authority. The execution, delivery and performance of the Transaction Documents have been duly authorized by the respective Boards of Directors of AFC and AB. Other than the AFC Shareholder Approvals, no further corporate acts or proceedings on the part of AFC or AB are required or necessary to authorize the Transaction Documents or the Mergers.

         3.4 Binding Effect. Subject to receipt of the AFC Shareholder Approvals and the Regulatory Approvals, when executed, the Transaction Documents will constitute valid and legally binding obligations of AFC and AB, enforceable against AFC and AB in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. Each document and

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instrument  contemplated  by this  Reorganization  Agreement,  when executed and delivered by AFC and/or AB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by AFC and/or AB (as applicable) and enforceable against AFC and/or AB (as applicable) in accordance with its terms, subject to the exceptions in the previous sentence.

         3.5 Capitalization of AFC. The authorized capital stock of AFC consists solely of (i) 50,000,000 authorized shares of common stock (no par value), of which 8,095,271 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of AFC are validly issued and fully paid and nonassessable. Except as otherwise set forth on Schedule 3.5, there are no outstanding Rights to purchase or otherwise acquire shares of any class of capital stock of AFC, nor any outstanding agreements pursuant to which AFC is or may become obligated to issue any shares of its capital stock. None of the shares of the AFC Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in AFC's Articles of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws.

         3.6 Compliance with Laws; Absence of Defaults.

         (a) Neither AFC nor AB is in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Neither AFC nor AB is in default under, or in violation of, any agreement to which either AFC or AB is a party.

         (b) Except as disclosed in Schedule 3.6, neither AFC nor AB is in violation of any applicable law, rule or regulation. Neither AFC nor AB has received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any Regulatory Authority (i) asserting that AFC or AB is not in compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of AFC or AB, as applicable, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require AFC or AB, or indicating that AFC or AB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of AFC or AB, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of AFC or AB (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). (c) Each of AFC and AB: (i) is not required to give prior notice to any federal banking agency regulating financial institutions of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive; (ii) is "well capitalized" as defined in applicable FDIC and Federal Reserve regulations; and (iii) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.

         3.7  Non-Contravention  and Defaults;  No Liens.  Except as provided on
Schedule 3.7, neither the execution or delivery of the Transaction Documents, nor the fulfillment of, or compliance with, the terms and provisions thereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which either AFC or AB is a party or by which either of them may be bound,
(ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of AFC or AB, or (iv) violate any provisions of AFC's or AB's Articles of Incorporation, or Bylaws. To the best of AFC's and AB's knowledge, no other party to any material agreement to which either AFC or AB is a party is in default thereunder or in breach of any provision thereof. To the best of AFC's and AB's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

         3.8 Necessary Approvals. Each of AFC and AB has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals, no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of either AFC or AB in connection with the execution and delivery of the Transaction Documents or the consummation by AFC and AB of the transactions contemplated thereby. Except for the Regulatory Approvals, neither AFC nor AB is required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of AFC or AB as a result of this Reorganization Agreement.

         3.9 Financial Statements. The audited financial statements of AFC at and for each of the fiscal years ended December 31, 1996, 1997 and 1998, and the unaudited quarterly statements subsequent to December 31, 1998 (the "AFC Financial Statements") all of which have been provided to CFC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of AFC at the dates indicated and the results of its operations for each of the periods indicated, except with respect to the unaudited statements, normal year end adjustments. The books and records of AFC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of AFC.

         3.10 Tax Returns. AFC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. AFC has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by AFC) through the date hereof, and AFC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. AFC is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established. AFC does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. AFC does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of AFC which, if determined adversely, would result in the assertion of any deficiency.

         3.11 Undisclosed Liabilities. Except for the liabilities which are disclosed in the AFC Financial Statements or as set forth on Schedule 3.11, AFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1998, there has been no (i) Material Adverse Event with respect to AFC or AB, or (ii) any incurrence by or subjection of AFC or AB to any obligation or liability (whether fixed, accrued or contingent) or commitment material to AFC or AB not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the AFC Financial Statements at and for the periods subsequent to December 31, 1998.

         3.12 Properties, Encumbrances. Each of AFC and AB has good and marketable title to all of the real property and depreciable tangible personal property owned by it, free and clear of any Lien, except for any Lien for (i) current taxes not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent, or (iv) such items as are set forth on
Schedule 3.12. Set forth on Schedule 3.12 are all business locations of AFC and AB, including whether such locations are owned or leased and a statement of when such locations were first occupied by AFC or

AB. All buildings and all fixtures, equipment, and other property and assets which are material to their business and are held under leases or subleases by either of AFC or AB are held under valid leases or subleases enforceable in accordance with their respective terms.

         3.13 Litigation. Except as shown on Schedule 3.13, there are no claims, actions, suits or proceedings pending or threatened against AFC or AB, or to its knowledge affecting AFC or AB, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and AFC knows of no basis for any of the foregoing. There is no order, writ, memorandum, agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting AFC specifically or to which AFC is subject.

         3.14 Reports. AFC and AB have duly made all reports and filings required to be made pursuant to applicable law.

         3.15 Brokers. Except as provided in its contracts with The Orr Group and with The Robinson-Humphrey Company, LLC (copies of which have been provided to CFC), AFC has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.

         3.16 Expenditures. Schedule 3.16 sets forth any single expenditure of $100,000 or more proposed to be made by AFC or AB after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, AFC will advise CFC of any changes to Schedule
3.16 reflecting additions or deletions thereto since the date hereof.

         3.17 Insurance. Attached hereto as Schedule 3.17 are the policies of fire, liability, life and other types of insurance held by AFC and AB, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. AFC management believes that each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of AFC taking into account the availability and cost of such coverage. To the extent permissible pursuant to such policies, all such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to AFC that any such policy will not be renewable on terms and conditions as favorable as those set forth in such policy.

         3.18 Contracts and Commitments.

         (a) Schedule 3.18 attached hereto sets forth each contract or other commitment of AFC or AB which requires an aggregate payment by AFC or AB after the date hereof of more than $100,000, and any other contract or commitment that in the opinion of the AFC management materially adversely affects the business of AFC or AB. Except for the contracts and commitments described in this Reorganization Agreement or as set forth in Schedule 3.18, neither AFC nor AB is party to or subject to:

         1. Any contracts or commitments which are material to its business, operations or financial condition other than loans or agreements with respect thereto entered into in the ordinary course of business;

         2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 days' notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;

         3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer or employee or members of their families;

         4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;

         5. Any contract or agreement with any labor union;

         6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;

         7. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;

         8. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;

         9. Any license agreement in which AFC is the licensor or licensee;

         10. Any material contract or agreement, not of the type covered by any of the other items of this Section 3.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, or is not terminable without penalty to AFC or AB, or any successors or assigns prior to 30 days from the date hereof.

         3.19 Employee Benefit Plans and Contracts.

         (a) Schedule 3.19 contains a complete list of all AFC Benefit Plans. AFC and AB have delivered to CFC (i) accurate and complete copies of all AFC Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten AFC Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all AFC Benefit Plans for which financial statements or actuarial reports are required or have been prepared,
(iv) accurate and complete copies of all annual reports for all AFC Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any AFC Benefit Plan maintained or intended to be maintained under
Section 401(a) of the Code. Any AFC Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the AFC Benefit Plan on Schedule 3.19.

         (b) All AFC Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all AFC Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the AFC Benefit Plans that could subject AFC to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as set forth in Schedule 3.19, any AFC Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. To the best knowledge of AFC and AB, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any AFC Benefit Plan.

         (d) AFC and AB have adequately reserved for all liabilities accrued prior to the Effective Time under AFC's and AB nonqualified retirement or deferred compensation plans.

         (e) Except as set forth in Schedule 3.19, neither AFC nor AB has any current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither AFC nor AB has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the AFC Benefit Plans.

         (f) There are no pending or threatened claims by or on behalf of any AFC Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any AFC Benefit Plans, alleging any breach of fiduciary duty on the part of AFC or AB or any of such party's officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The AFC Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. AFC and AB have made all required contributions under the AFC Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any AFC Benefit Plan that is subject to the funding requirements of Section 412 of the Code.

         (g) Neither AFC nor AB maintains any defined benefit plan, and neither has incurred, or has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No AFC Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any AFC Benefit Plan has been instituted or threatened.

         (h) With respect to any AFC Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any AFC Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act,
(iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Board Standard 106.

         (i) Except as set forth on Schedule 3.19, as of the Closing Date, there will be no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to CFC by reason of Section 280G or any other provision of the Code.

         3.20 Allowance for Loan Losses. The allowance for loan losses (the "AFC Allowance") shown on the consolidated statements of financial condition of AFC as of September 30, 1999, included in the AFC Quarterly Report on Form 10-Q as of such date has been determined, in the opinion of management of AFC in accordance with GAAP, to be adequate to provide for losses relating to or inherent in the loan portfolios of AFC and AB.

         3.21  Environmental  Matters.  Each  of  AFC  and  AB  is  in  material compliance with all local, state and federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. Neither AFC nor AB has, nor to the best of AFC's knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by AFC or AB (including, without limitation, the buildings or structures thereon) (the "Real Property"). Neither AFC nor AB has, nor to the best of AFC's knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the Real Property. Neither AFC nor AB has, nor to the best of AFC's knowledge have other parties, installed or used underground storage tanks in or under any of the Real Property. AFC has provided CFC with copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or federal environmental law, ordinance, rule or regulation as any of them relate to AFC or AB.

         3.22 AFC Information. The written information with respect to AFC and its officers, directors, and affiliates which shall have been supplied by AFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approvals, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of AFC and CFC or on the date of the Shareholders' Meetings, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.23 Asset Classification. Set forth in Schedule 3.23 is a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of AFC and AB that have been classified by it as of December 31, 1999 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1999 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by AFC or AB prior to December 31, 1999.

         3.24 Derivatives Contracts, Etc. Neither AFC nor AB is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to as "structured notes", "high risk mortgage derivatives", "capped floating rate notes" or "capped floating rate mortgage derivatives", or (ii) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business and set forth in Schedule 3.24, including a list, as applicable, of any AFC or AB assets pledged as security for each such instrument.

         3.25 Labor Matters. No material work stoppage involving AFC or AB is pending or, to the best knowledge of AFC, threatened. Neither AFC nor AB is involved in, or, to the best knowledge of AFC's management, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of AFC and AB are not represented by any labor union, and, to the best knowledge of AFC's management, no labor union is attempting to organize employees of AFC or AB.

         3.26 Securities Reports. Within the last two (2) years, AFC has filed on a timely basis all reports, registrations, and statements, together with any amendments, required under the Securities Act and the Exchange Act, all of which, as of their respective dates, were in compliance in all material respects with the rules and regulations of the SEC.

         3.27 Ownership of CFC Common Stock. No shares of CFC Common Stock are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by AFC or AB.

         3.28 Resale of CFC Common Stock. AFC knows of no present plan or intention on the part of its shareholders to sell, assign, transfer or otherwise dispose of shares of CFC Common Stock to be received by such shareholders in connection with the Corporate Merger which would reduce said shareholders' holdings of CFC common stock to a number of shares having, in the aggregate, a value of less than 50% of the value of AFC Common Stock outstanding as of the Effective Time. For purposes of this representation, shares of AFC Common Stock sold, redeemed or otherwise disposed of prior or subsequent to and as part of the Corporate Merger, will be considered as shares received by shareholders of AFC and then disposed of by shareholders of AFC.

         3.29 All information provided by AFC in connection with the due diligence investigation by CFC was, at the time that such information was provided, fair, accurate and complete in all material respects. Since the date of such provision of information, there have been no changes in such information, which taken in the aggregate, represent a Material Adverse Event. AFC has not failed to provide or make available to CFC all material information regarding AFC.

         3.30 AFC knows of no reason why the Mergers would not qualify (i) as tax-free reorganizations under Section 368(a) of the Code or (ii) for pooling-of-interests accounting treatment under generally accepted accounting practices.

            SECTION IV. REPRESENTATIONS AND WARRANTIES BY CFC AND CFB

         Each of CFC and CFB hereby represents and warrants to AFC and AB the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in the representation and warranty given in Section 4.5 shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by AFC or AB, such breach or inaccuracy must be material, and before any breach of or inaccuracy of any of the other representations or warranties given in this Section IV shall be so actionable or shall constitute such grounds, such breach or inaccuracy, together with all other breaches and inaccuracies by CFC and CFB, must have a Material Adverse Effect.

         4.1 Organization, Good Standing and Conduct of Business. CFC is a corporation, duly organized, validly existing and in good standing under the laws of South Carolina, is duly registered as a bank holding company under the BHCA, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by CFC makes such license or qualification necessary. CFB is a direct subsidiary of CFC. CFB is a state banking corporation, duly organized, validly existing and in good standing under the laws of the state of South Carolina, and has full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by CFB makes such license or qualification necessary. CFB is a state, non-member bank and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and the applicable regulations thereunder. The deposits of CFB are insured by the Bank Insurance Fund of the FDIC.

         4.2 Subsidiaries.

         (a) Except for the entities set forth on Schedule 4.2 (collectively, the "Subsidiaries"), CFC neither owns nor controls, directly or indirectly five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. Except as set forth on Schedule 4.2, CFC or a Subsidiary is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of the Subsidiaries. There are no contracts, commitments, understandings or arrangements by which CFC is or may be bound to sell or otherwise issue any shares of the Subsidiaries' capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of CFC to vote or to dispose of such shares. All of the shares of capital stock of the Subsidiaries owned by CFC or a Subsidiary are fully paid and nonassessable and are owned free and clear of any Liens. Except as set forth on
Schedule 4.2, none of the Subsidiaries wholly-owned by CFC (directly or indirectly) either owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

         4.3 Corporate Authority. The execution, delivery and performance of the Transaction Documents have been duly authorized by the respective Boards of Directors of CFC and CFB. Other than the CFC Shareholder Approvals, no further corporate acts or proceedings on the part of CFC or CFB are required or necessary to authorize the Transaction Documents or the Mergers.

         4.4 Binding Effect. Subject to receipt of the CFC Shareholder Approvals and the Regulatory Approvals, when executed, the Transaction Documents will constitute valid and legally binding obligations of CFC and CFB, enforceable against CFC and CFB in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by CFC and/or CFB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFC and/or CFB (as applicable) and enforceable against CFC and/or CFB (as applicable) in accordance with its terms, subject to the exceptions in the previous sentence.

         4.5 Capitalization of CFC. The authorized capital stock of CFC consists solely of (i) 100,000,000 authorized shares of common stock ($1.00 par value), of which 25,726,055 shares were issued and outstanding as of the date hereof and
(ii) 10,000,000 shares of preferred stock, none of which is outstanding. All of the issued and outstanding shares of CFC are validly issued and fully paid and nonassessable. Except as otherwise set forth on Schedule 4.5, there are no outstanding Rights or any outstanding securities or other instruments convertible into shares of any class of capital stock of CFC, or pursuant to which CFC is or may become obligated to issue any shares of its capital stock. None of the shares of the CFC Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in CFC's Articles of Incorporation or Bylaws or its Shareholders' Rights Plan and except for restrictions on account of applicable federal or state securities laws. The Common Stock to be issued in connection with this Reorganization Agreement and the Corporate Merger will, when issued, (i) be validly issued, fully paid and nonassessable, (ii) have been issued pursuant to an effective registration statement and (iii) have been properly registered for trading on the Nasdaq National Market.

         4.6 Compliance with Laws; Absence of Defaults.

         (a) Neither CFC nor CFB is in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Neither CFC nor CFB is in default under, or in violation of, any agreement to which either CFC or CFB is a party.

         (b) Except as disclosed in Schedule 4.6, neither CFC nor CFB is in violation of any applicable law, rule or regulation. Neither CFC nor CFB has received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any Regulatory Authority (i) asserting that CFC or CFB is not in compliance with any of the statutes, regulations, rules or ordinances which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of CFC or CFB, as applicable, (ii) threatening to revoke any Authorization, (iii) requiring or threatening to require CFC or CFB, or indicating that CFC or CFB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of CFC or CFB, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of CFC or CFB (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

         (c) Each of CFC and CFB: (i) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive; (ii) at September 30, 1999, was capitalized as set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and
(iii) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.

         4.7 Non-Contravention and Defaults; No Liens. Neither the execution or delivery of the Transaction Documents, nor the fulfillment of, or compliance with, the terms and provisions thereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which CFC or CFB is a party or by which they may be bound, (ii) violate any provision of any law, rule or regulation,
(iii) result in the creation or imposition of any Lien on any asset of CFC or CFB, or (iv) violate any provisions of CFC's or CFB's Articles of Incorporation or Bylaws. To the best of CFC's and CFB's knowledge, no other party to any material agreement to which CFC or CFB is a party is in default thereunder or in breach of any provision thereof. To the best of CFC's and CFB's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

         4.8 Necessary Approvals. Each of CFC and CFB have obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary Regulatory Approvals (including the filing with the SEC of the Registration Statement and filings with blue sky authorities), no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of CFC or CFB in connection with the execution and delivery of the Transaction Documents or the consummation by CFC and CFB of the transactions contemplated thereby. Except for the Regulatory Approvals, neither CFC nor CFB is required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of CFC or CFB as a result of this Reorganization Agreement.

         4.9 Financial Statements. The audited financial statements of CFC at and for each of the fiscal years ended December 31, 1996, 1997 and 1998, and the unaudited quarterly statements subsequent to December 31, 1998 (the "CFC Financial Statements") all of which have been provided to AFC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of CFC at the dates indicated and the results of its operations for each of the periods indicated. The books and records of CFC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of CFC.

         4.10 Tax Returns. CFC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. CFC has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by CFC) through the date hereof, and CFC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable in respect of the period subsequent to the period ending after the date hereof. CFC is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. CFC does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. Except as set forth on Schedule 4.10, CFC does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of CFC which, if determined adversely, would result in the assertion of any deficiency. (ii) To the best of CFC's knowledge, all tax information reported by CFC to Federal and state authorities and other Persons has been accurately and timely reported.

         4.11 Undisclosed Liabilities. Except for the liabilities which are disclosed in the CFC Financial Statements or as set forth on Schedule 4.11, CFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1998, there has been no Material Adverse Event with respect to either CFC or CFB.

         4.12 Litigation. Except as set forth on Schedule 4.12, there are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting CFC or CFB at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and neither CFC nor CFB knows of no basis for any of the foregoing. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting CFC or CFB or to which CFC or CFB is subject, except for (i) agreements between CFC and the Federal Reserve regarding CFC's ownership interest in Affinity Technology Group, Inc. and (ii) an agreement between CFC and the Federal Reserve regarding CFC's ownership interest in Net.B@nk, Inc.

         4.13 Reports. CFC has duly made all reports and filings required to be made pursuant to applicable law.

         4.14 Employee Benefit Plans and Contracts.

         (a) Schedule 4.14 contains a complete list of all CFC Benefit Plans. CFC and CFB have made available to AFC (i) accurate and complete copies of all CFC Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten CFC Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all CFC Benefit Plans for which financial statements or actuarial reports are required or have been prepared,
(iv) accurate and complete copies of all annual reports for all CFC Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any CFC Benefit Plan maintained or intended to be maintained under
Section 401(a) of the Code. Any CFC Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the CFC Benefit Plan on Schedule 4.14.

         (b) Except as set forth in Schedule 4.14, all CFC Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all CFC Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, involving any of the CFC Benefit Plans that could subject CFC to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as set forth in Schedule 4.14, any CFC Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. To the best knowledge of CFC and CFB, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any CFC Benefit Plan.

         (d) CFC and CFB have adequately reserved for all liabilities accrued prior to the Effective Time under CFC's and CFB nonqualified retirement or deferred compensation plans.

         (e) Except as set forth in Schedule 4.14, neither CFC nor CFB has any current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither CFC nor CFB has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the CFC Benefit Plans.

         (f) There are no pending or threatened claims by or on behalf of any CFC Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any CFC Benefit Plans, alleging any breach of fiduciary duty on the part of CFC or CFB or any of such party's officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The CFC Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. CFC and CFB have made all required contributions under the CFC Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any CFC Benefit Plan that is subject to the funding requirements of Section 312 of the Code.

         (g) Neither CFC nor CFB maintains any defined benefit plan, and neither has incurred, or has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No CFC Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any CFC Benefit Plan has been instituted or threatened.

         (h) With respect to any CFC Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any CFC Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act,
(iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Board Standard 106.

         4.15 Allowance for Loan Losses. The allowance for loan losses shown on the consolidated statements of financial condition of CFC as of September 30, 1999, included in the CFC Quarterly Report on Form 10-Q as of such date has been determined, in the opinion of management of CFC in accordance with GAAP, to be adequate to provide for losses relating to or inherent in the loan portfolios of CFC and CFB.

         4.16 Environmental Matters. Each of CFC and CFB is in material compliance with all local, state and federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by CFC or CFB (including, without limitation, the buildings or structures thereon) (the "CFC Real Property"). Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the CFC Real Property. Neither CFC nor CFB has, nor to the best of CFC's knowledge have other parties, installed or used underground storage tanks in or under any of the CFC Real Property. CFC has delivered to AFC copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or federal environmental law, ordinance, rule or regulation as any of them relate to CFC or CFB.

         4.17 Asset Classification. Set forth in Schedule 4.17 is a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of CFC and CFB that have been classified by it as of November 30, 1999 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of November 30, 1999 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by CFC or CFB prior to November 30, 1999.

         4.18 Labor Matters. No material work stoppage involving CFC or CFB is pending or, to the best knowledge of CFC, threatened. Neither CFC nor CFB is involved in, or, to the best knowledge of CFC's management, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect. Employees of CFC and

CFB are not represented by any labor union, and, to the best knowledge of CFC's management, no labor union is attempting to organize employees of CFC or CFB.

         4.19 CFC Information. The written information with respect to CFC and its officers, directors, and affiliates which shall have been supplied by CFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approvals, or which shall be contained in the Registration Statement, will not, on the date the Proxy
Statement is first mailed to shareholders of AFC or CFC or on the date of the Shareholders' Meeting, or in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.20 Securities Reports. Within the last two (2) years, CFC has filed on a timely basis all reports, registrations, and statements, together with any amendments, required under the Securities Act and the Exchange Act, all of which, as of their respective dates, were in compliance in all material respects with the rules and regulations of the SEC.

         4.21 Ownership of AFC Common Stock. Except for an immaterial number of shares, over which the CFB trust department exercises control, no shares of AFC Common Stock are beneficially owned (as defined in Rule 13d-3 under the Exchange
Act) by CFC or CFB.

         4.22 All information provided by CFC in connection with the due diligence investigation by AFC was, at the time that such information was provided, fair, accurate and complete in all material respects. Since the date of such provision of information, there have been no changes in such information, which taken in the aggregate, represent a Material Adverse Event. CFC has not failed to provide or make available to AFC all material information regarding CFC.

         4.23 CFC knows of no reason why the Mergers would not qualify (i) as tax-free reorganizations under Section 368(a) of the Code or (ii) for pooling-of-interests accounting treatment under generally accepted accounting practices.

                 SECTION V. CONDUCT OF BUSINESS PENDING CLOSING

         5.1 Conduct of AFC Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, each of AFC and AB covenants and agrees to the following (except to the extent that CFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.1 (other than any willful breach or inaccuracy, as to which this proviso does not apply), taken in the aggregate with all other such breaches and inaccuracies, must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.

         (a) Each of AFC and AB will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its business organization and goodwill, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings. Neither AFC nor AB shall purchase or otherwise acquire or enter into a contract to acquire servicing or subservicing rights with respect to loans not originated by AFC or AB without the written consent of CFC, which consent shall not be unreasonably withheld.

         (b) Neither AFC nor AB will amend its Articles of Incorporation or Bylaws as in effect on the date hereof, except as may be required by applicable law or regulation.

         (c) AFC will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or Rights to acquire any such shares or any shares or Rights to acquire shares of AB; nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other Rights to acquire shares; nor will it declare, set aside or pay any dividends (of any type) or make any other change in its equity capital structure; provided, however, that it may pay its customary $0.16 per share quarterly cash dividend prior to closing (and further provision may be made for any necessary changes in the quarterly dividend schedule to the extent necessary to avoid AFC's shareholders missing a quarterly dividend because of the time of Closing).

         (d) AFC will promptly advise CFC in writing of any change in the businesses of AFC or AB which is or may reasonably be expected to have a Material Adverse Effect.

         (e) AFC will not take, agree to take, or knowingly permit to be taken (except as may be required by applicable law or regulation) any action or do or knowingly permit to be done anything in the conduct of the business of AFC or AB, or otherwise, which would be contrary to or in breach of any of the terms or provisions of the Transaction Documents, or which would cause any of the representations of AFC or AB contained herein to be or become untrue in any material respect.

         (f) Neither AFC nor AB will incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.

         (g) Except for expenses attendant to the Mergers and current contractual obligations, neither AFC nor AB will incur any expense in an amount in excess of $100,000 after the execution of this Reorganization Agreement without the prior written consent of CFC.

         (h) Neither AFC nor AB will grant any executive officers any increase in compensation (except in the ordinary course of business in accordance with past practice and only upon prior notice to CFC), or enter into any employment agreement with any executive officer without the consent of CFC except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to CFC in writing.

         (i) Neither AFC nor AB will acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

         (j) Except as may be directed by any Regulatory Authority, as may be undertaken in the ordinary course of business in accordance with past practices, or as may be reasonably appropriate in view of changes in economic circumstances, neither AFC nor AB shall (1) change its lending, investment, liability management or other material banking or other policies in any material respect, or (2) implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.

         (k) AFC shall not impose, or permit or suffer the imposition of any Liens on any shares of capital stock of AB, or (except in the ordinary course of business) on any of its or AB's assets, other than Liens on such other assets that, individually or in the aggregate, are not material to the business, properties or operations of AFC or AB.

         5.2 Conduct of CFC Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, CFC covenants and agrees to the following (except to the extent that AFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld);
provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.2 (other than any willful breach or inaccuracy, as to which this proviso does not apply), taken in the aggregate with all other such breaches and inaccuracies, must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.

         (a) CFC shall carry on its business in substantially the same manner as heretofore conducted; provided that, without limiting the foregoing, this
Section 5.2(a) shall not be construed to restrict CFC's ability to engage in acquisitions.

         (b) CFC will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that will adversely affect the AFC shareholders in any material respect.

         (c) CFC will promptly advise AFC in writing of any change in the businesses of CFC or CFB which is or may reasonably be expected to have a Material Adverse Effect.

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
         (d) CFC will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of the Transaction Documents, or which would cause any of the representations of CFC contained herein to be or become untrue in any material respect.

                      SECTION VI. COVENANTS OF THE PARTIES

         6.1 Access to Properties and Records. Between the date of this Reorganization Agreement and the Closing Date, the parties will provide to each other and to their respective accountants, counsel and other authorized representatives reasonable access, during reasonable business hours and upon reasonable notice, to their respective premises, properties, contracts, commitments, books, records and other information and will cause their respective officers to furnish to the other party and its authorized representatives such financial, technical and operating data and other information pertaining to their respective businesses, as the parties shall from time to time reasonably request.

         6.2 Confidentiality. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any Person. The party gaining access to such Confidential Information shall exercise the same degree of care with respect thereto that any such party uses to preserve and safeguard its own confidential proprietary information. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Reorganization Agreement is terminated, each party hereto will promptly return all documents received by it from each other party containing Confidential Information. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, the status of the Mergers. Each party shall coordinate with the other parties, any public statements regarding the Mergers.

         6.3 Cooperation. Each party shall use its respective, reasonable best efforts to take any and all necessary or appropriate actions, and to use its reasonable best efforts to cause its officers, directors, employees, agents, and representatives to use their reasonable best efforts and to take all steps in good faith within their power, to cause to be fulfilled those of the conditions precedent to its obligations to consummate the Mergers which are dependent upon its or their actions, including but not limited to (i) requesting the delivery of appropriate opinions and letters from its counsel and (ii) obtaining any consents, approvals, or waivers required to be obtained from other parties.

         6.4 Affiliates' Letters. AFC shall deliver to CFC a letter identifying all Persons who are, at the time the Corporate Merger is submitted to a vote of the shareholders of AFC, "affiliates" of AFC for purposes of Rule 145 of the General Rules and Regulations under the Securities Act and as required for pooling-of-interests accounting treatment. AFC shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to CFC on or prior to the Effective Time a written agreement, in form reasonably satisfactory to CFC that such Person shall not sell, pledge, transfer or otherwise dispose of any capital stock of AFC or any CFC Common Stock owned by such person or to be received by such person as part of the consideration except in compliance with the applicable provisions of the Securities Act.

         6.5 Listing of CFC Common Stock. CFC shall cause the shares of CFC Common Stock to be issued in the transactions contemplated by this
Reorganization Agreement to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time. CFC shall give such notice to the Nasdaq Stock Market as may be required to permit the listing of the CFC Common Stock issued in connection with the Corporate Merger.

         6.6 Letters from Accountants. Prior to the date the Registration Statement is declared effective and prior to the Effective Time, AFC will deliver to CFC letters from Arthur Andersen LLP addressed to

CFC and dated not more than two business days before the date on which such Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respectively, in form and substance satisfactory to CFC, and CFC will deliver to AFC letters from KPMG LLP, addressed to AFC and dated not more than two business days before the Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respectively, in form and substance satisfactory to AFC, in each case with respect to the financial condition of the other party and such other matters as are customary in accountants' comfort letters.

         6.7 Tax Treatment; Pooling of Interests. AFC and CFC shall each take such acts within their power as may be reasonably necessary to cause the Mergers to qualify as "reorganizations" within the meaning of Section 368(a) of the Code and to qualify for pooling-of-interests accounting treatment, except to the extent such performance or failure would be prohibited by law or regulation.

         6.8 Expenses. Except to the extent expressly provided otherwise herein, the parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with the Mergers.

         6.9 Material Events. At all times prior to the Closing Date, each party shall promptly notify the other parties in writing of the occurrence of any event which will or may result in a breach of any covenant, representation or warranty in this Reorganization Agreement, or the failure to satisfy the conditions specified in Section VI or Section VII of this Reorganization
Agreement or other material developments relevant to the consummation of the Mergers, and shall use its reasonable best efforts to prevent or promptly to remedy the same.

         6.10 Acquisition Proposals. In the case of AFC, without the prior written consent of CFC, it shall not, and it shall cause AB not to, solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets or deposits of, or a substantial equity interest in, AFC or AB or any merger or other business combination with AFC or AB (an "Acquisition Proposal"); provided, however, that if AFC is not otherwise in violation of this Section
6.10 and if AFC or AB has received a bona fide, unsolicited third-party offer, the Board of Directors of AFC may furnish or cause to be furnished information and may participate in such discussions and negotiations in response to such offer if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. AFC shall instruct its and AB's officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with the foregoing. AFC shall notify CFC immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, AFC or AB, shall furnish CFC details of any such inquiries or offers and shall advise CFC promptly of all developments relating to such inquiries or proposals..

         6.11 Public Announcements. At all times until after the Closing Date, neither AFC nor CFC shall issue or permit any of its respective subsidiaries, affiliates, officers, directors or employees to issue any press release or other information to the press with respect to this Reorganization Agreement, without the express prior consent of the other party, except as may be required by law or the policies of the Nasdaq Stock Market. The parties shall cooperate to prepare a joint press release with respect to the transactions contemplated herein.

         6.12 Updating of Schedules. AFC and CFC shall, at the Effective Time, prepare and deliver to each other such supplements to the schedules attached hereto as may be necessary or appropriate to ensure the accuracy and completeness of the information required to be disclosed in such schedules at all times prior to the Effective Time, provided that the furnishing of any such supplement to such Schedules shall not modify, limit, or otherwise affect any representations or warranties of AFC or CFC contained herein or any right of AFC or CFC to terminate this Reorganization Agreement. AFC and CFC shall provide to each other drafts of such supplemental Schedules at least three (3) business days prior to the Closing Date.

         6.13 Certain Policies of AFC. AFC shall, consistent with GAAP and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform its and AB's loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to reflect consistently on a mutually satisfactory basis the policies and practices of CFC; provided, however, that AFC and AB shall not be obligated to record any such accounting adjustments pursuant to this Section unless and until AFC and AB shall be reasonably satisfied that all the conditions to the obligation of the parties to consummate the Mergers will be satisfied or waived on or before the Effective Time, and in no event until the day prior to the Closing Date. Notwithstanding any other provision hereof, until the Effective Time, the management of AFC and the authority to establish and implement its business policies shall continue to reside solely in AFC officers and board of directors, and the election of AFC directors shall be solely the prerogative of AFC shareholders.

         6.14 Employee Matters.

         (a) CFC, AFC and AB agree to cooperate to develop staffing plans which will result in retention of as many AFC and AB managers and employees as is practical (as determined by CFC). CFC agrees that AFC and AB employees shall also be eligible for consideration for any other available positions for which they are qualified at CFC and its subsidiaries. CFC agrees that those former AFC or AB employees who are employed by CFC or its subsidiaries immediately following the Closing Date: (i) will be eligible, on the same basis as current CFC employees, for all CFC Benefit Plans; and (ii) will receive past service credit for eligibility and vesting (but not benefit accrual) purposes under CFC Benefit Plans for years of service with AFC and AB as if such service had been with CFC or its subsidiaries. CFC agrees that AFC may elect to fully vest its employees under some or all AFC Benefit Plans prior to consummation of the Mergers. Prior to the Closing Date, AFC shall, in accordance with the requirements of the Code and ERISA and all regulations thereunder, take steps to terminate its Employee Stock Ownership Plan ("ESOP") and its Defined Contribution Pension Plan (ADC Plan@), and, upon receipt of a favorable determination letter from the IRS with respect to each such plan, distribute the assets of such Plan to its participants. Any AFC Benefit Plans that are intended to be qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code will be terminated by proper action of the Board of Directors of AFC or AB prior to the Effective Time. CFC agrees to assume all of AFC's obligations under its Post-Retirement Health Benefit Plan with respect to AB employees eligible to receive benefits under such Plan at the Effective Time based on their age and years of service with AB. CFC further agrees that those former AFC or AB employees who are employed by CFC or its subsidiaries immediately following the Closing Date will not be subject to any pre-existing condition exclusion under CFC's medical Benefit Plans.

         (b) At Closing, CFC shall cause CFB to enter into the employment agreements attached hereto as Appendix C and D (the "Employment Agreements").

         (c) At Closing, CFC (or its subsidiaries) shall pay at least $650,000 in "pay-to-stay" bonuses to such persons as shall be reasonably designated by AFC in writing.

         (d) Any former AFC employee or any former AFC Subsidiary employee who is terminated within 18 months after Closing shall be entitled to the greater of
(i) CFC's currently-applicable severance benefits, (ii) two weeks pay per year of service up to 26 weeks total pay with COBRA benefits paid by CFC for the length of the period over which the severance is paid.

         3. Directors, Committees. (a) At the Special Meeting, CFC will nominate five existing AFC directors (designated by the AFC Board of Directors, reasonably acceptable to CFC and allocated among the various classes of directors as evenly as possible) and recommend their election to the CFC shareholders for election. CFC will nominate each one for at least one additional three-year term when they stand for re-election.

         (b) Each of CFC's board committees shall include a former member of the AFC board.

         6.15 Charitable Contributions. CFC shall honor AFC's obligations to make the charitable contributions set forth on Schedule 6.16 (which contributions shall not exceed ______ annually). In addition, CFC shall make a $500,000 contribution (as soon as practicable after Closing in the name AB or AFC) to such charitable organizations as shall be reasonably designated by the former AFC Board of Directors.

         6.16 Prohibited Actions.

         (a) Except as expressly provided in this Reorganization Agreement, as agreed to by CFC or as required by applicable law, rules or regulations (including the fiduciary duties of the AFC and AB directors under applicable law), during the period from the date of this Reorganization Agreement to the Effective Time, AFC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on AFC or AB.

         (b) Except as expressly provided in this Reorganization Agreement, as agreed to by AFC or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, CFC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on CFC.

         6.17 Exemption from Liability Under Section 16(b). Assuming that AFC delivers to CFC any necessary information in a timely fashion prior to the Effective Time, the CFC Board of Directors, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by any officer or director of AFC or AB (who, pursuant to the Mergers, becomes a "reporting person" of CFC under Section 16 of the Exchange Act), of CFC Common Stock in exchange for shares of AFC Common Stock, and of options to purchase shares of CFC Common Stock upon conversion of options to purchase shares of AFC Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the information provided to CFC (as contemplated above), are approved by such Board or Directors or by such committee thereof, and are intended to be exempt from liability pursuant to
Section 16(b) under the Exchange Act, such that any such receipt shall be so exempt.

              SECTION VII. CONDITIONS TO CFC'S OBLIGATION TO CLOSE

         The  obligation  of  CFC  and  CFB  to  consummate   the   transactions
contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

         7.1 Performance of Acts and Representations by AFC. Each of the acts and undertakings of AFC and AB to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of AFC and AB set forth in this Reorganization Agreement shall be true in all respects on the Closing Date, subject to the standard set forth in Section III, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.

         7.2 Opinion of Counsel for AFC. AFC shall have furnished CFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to CFC and its counsel, to the effect that, except as disclosed herein: (i) Each of AFC and AB is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of AFC's or AB's Articles of Incorporation or Bylaws, as applicable, (B) violate any provision of, result in the termination  of, or result in the  acceleration  of any  obligation  under,  any agreement listed on Schedule 3.18 or any order, arbitration award, judgment or decree known to counsel to which AFC or AB is a party, or by which either is bound, except as such would not, in the aggregate, have a Material Adverse Effect, except as disclosed on schedules to the Reorganization Agreement, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which AFC or AB is subject; (iii) all of the shares of AFC Common Stock and AB common stock are validly authorized and issued, fully paid and non-assessable; (iv) each of AFC and AB has the legal right and power, and all authorizations and approvals required by law, to enter into the Transaction Documents, and to consummate the transactions contemplated therein and all applicable regulatory waiting periods have passed; (v) other than filings and registrations required under applicable law to be made by CFC or CFB, all filings and registrations with, and notifications to, all federal and state authorities required on the part of AFC or AB for the consummation of the Mergers have been made; (vi) each of AFC and AB has full corporate power and authority to enter into the Transaction Documents, and the Transaction Documents have been duly authorized, executed and delivered by each of AFC and AB and constitutes a valid and legally binding obligation of AFC and AB enforceable against each of AFC and AB in accordance with their terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; and (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against AFC, AB or other parties which would have a Material Adverse Effect on AFC's or AB's business or properties or their abilities to make the representations and warranties and perform the obligations set forth herein.

         7.3 Conduct of Business. There shall have been no Material Adverse Event with respect to AFC or AB from the date hereof through the Closing Date.

         7.4 Consents. All Regulatory Approvals and other authorizations necessary, in the reasonable opinion of counsel for CFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Regulatory Approvals shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of CFC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).

         7.5 Certificate. CFC shall have been furnished with such certificates of officers of AFC and AB, in form and substance reasonably satisfactory to CFC, dated as of the Closing Date, certifying to such matters as CFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VII.

         7.6 Shareholder Approvals. The Shareholder Approvals shall have been obtained.

         7.7 Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.

         7.8 The Employment Agreements shall have been executed.

         7.9 Pooling-of-Interests CFC shall have received reasonable assurance from KPMG LLP that the Mergers will qualify for pooling-of-interests accounting treatment under GAAP. CFC shall have received reasonable assurance from Arthur Andersen LLP that AFC will qualify for pooling-of-interests accounting treatment under GAAP.

           SECTION VIII. CONDITIONS TO THE OBLIGATION OF AFC TO CLOSE

         The obligation of AFC to consummate the transactions contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

         8.1 Performance of Acts and Representations by CFC and CFB. Each of the acts and undertakings of CFC and CFB to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of CFC and CFB set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.

         8.2 Opinion of Counsel for CFC. CFC shall have furnished AFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to AFC and its counsel, to the effect that, except as disclosed herein: (i) CFC and CFB are duly organized, validly existing and in good standing under the laws of the State of South Carolina; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of CFC's or CFB's Articles of Incorporation or Bylaws, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which CFC or CFB is a party, or by which it is bound, except as such would not, in the aggregate, have a material adverse effect on the business or financial condition of CFC, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which CFC or CFB is subject; (iii) all of the shares of CFC Common Stock to be issued in connection with the Corporate Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) CFC and CFB have the legal right and power, and all authorizations and approvals required by law, to enter into the Transaction Documents, and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed; (v) all filings and registrations with, and notifications to, all federal and state authorities required on the part of AFC or AB for the consummation of the Mergers have been made; (vi) CFC and CFB have full corporate power and authority to enter into the Transaction Documents, and the Transaction Documents have been duly authorized, executed and delivered by CFC and CFB and constitutes a valid and legally binding obligation of CFC and CFB enforceable against CFC and CFB in accordance with their terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (y) laws relating to the safety and soundness of depository institutions, and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against CFC or other parties which would have a material adverse effect on CFC's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein, and (viii) the Registration Statement became effective on [date] and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

         8.3 Conduct of Business. There shall have been no Material Adverse Event with respect to CFC or CFB from the date hereof through the Closing Date.

         8.4 Consents. All Regulatory Approvals or other authorizations necessary, in the reasonable opinion of counsel for AFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of AFC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).

         8.5 Certificate. AFC shall have been furnished with such certificates of officers of CFC and CFB, in form and substance reasonably satisfactory to AFC, dated as of the Closing Date, certifying to such matters as AFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VIII.

         8.6 Tax Opinion. AFC shall have received from Wyche, Burgess, Freeman & Parham, P.A. a tax opinion, reasonably satisfactory to AFC, opining, subject to reasonable qualifications, that the Corporate Merger shall, upon compliance with reasonable conditions, qualify as a tax-free reorganization under Section 368(a) of the Code.

         8.7 Shareholder Approvals. The Shareholder Approvals shall have been obtained.

         8.8 Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of CFC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.

         8.9 Pooling-of-Interests. AFC shall have received reasonable assurance from KPMG LLP that the Mergers will qualify for pooling-of-interests accounting treatment under GAAP. AFC shall have received reasonable assurance from Arthur Andersen LLP that AFC will qualify for pooling-of-interests accounting treatment under GAAP.

                             SECTION IX. TERMINATION

         9.1 Termination. This Reorganization Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual consent of the parties;

         (b) by either CFC or AFC, at that party's option, (A) if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein, or (B) if the Shareholder Approvals are not received at the Shareholder Meetings;

         (c) by either CFC or AFC if the other party (or its subsidiaries) has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment (other than with respect to Section 6.10, as to which this proviso does not apply) must result in a Material Adverse Event and, if curable, the breaching party must be given notice of the failure to comply and a reasonable period of time (not to exceed 30 days) to cure;

         (d) by either CFC or AFC in the event that Closing has not occurred by October 31, 2000, provided that no Party that is in material breach of any of the provisions of this Reorganization Agreement will be entitled to terminate this Reorganization Agreement pursuant to this provision;

         (e) by either CFC or AFC as contemplated in Section 9.2(b);

         (f) by the Board of Directors of AFC, if it determines by a vote of a majority of the members of its entire Board at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                  (1) the Average Closing Price shall be twenty percent (20%) less than the Starting Price; and

                  (2)      the CFC Ratio  shall be less than .85 times the Index
                           Ratio;

subject, however, to the following: If AFC refuses to consummate the Merger pursuant to this Section 9.1(f), it shall give prompt written notice thereof to CFC; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, CFC shall have the option to elect to increase the Exchange Ratio (as defined in the Plan of Merger) to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the CFC Ratio. If CFC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to AFC of such election pursuant to this Section 9.1(f) and this Reorganization Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Reorganization Agreement or the Plan of Merger to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(f).

         For purposes of this Section 9.1(f), the following terms shall have the meanings indicated:

         "Average Closing Price" shall mean the average of the daily last sales prices of CFC Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by CFC) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.

         "Average Index Price" shall mean the average of the daily Index Price for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.

         "CFC Ratio" shall mean the quotient of the Average Closing Price divided by the Starting Price.

         "Determination Date" shall mean the date on which the last consent of the Board of Governors of the Federal Reserve System shall be received.

         "Index Group" shall mean the bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 75% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

Bank Holding Companies                                  Weighting (%)
----------------------                                  -------------

AmSouth Bancorporation                                       13.05
BancorpSouth, Inc.                                            1.64
CCB Financial Corporation                                     3.02
Centura Banks, Inc.                                           2.88
Colonial BancGroup, Inc.                                      1.96
Compass Bancshares, Inc.                                      4.05
F&M National Corporation                                      1.08
F.N.B. Corporation                                            0.81
First Citizens BancShares, Inc.                               1.32
First Tennessee National Corporation                          6.58
First Virginia Banks, Inc.                                    3.54
Hancock Holding Company                                       0.74
Hibernia Corporation                                          3.00
Keystone Financial, Inc.                                      1.70
Mercantile Bankshares Corporation                             3.92
National Commerce Bancorporation                              4.34
One Valley Bancorp, Inc.                                      1.76
Provident Bankshares Corporation                              0.78
Regions Financial Corporation                                 8.97
SouthTrust Corporation                                       10.04
Synovus Financial Corp.                                       9.79
Trustmark Corporation                                         2.66
Union Planters Corporation                                    9.19
United Bankshares, Inc.                                       1.78
Whitney Holding Corporation                                   1.45
                                                            ------
         TOTAL                                              100.0
                                                            =====

         "Index Price" on a given date shall mean the current market price of the Index Group for that day.

         "Index Ratio" shall mean the quotient of the Average Index Price divided by the Index Price on the Starting Date.

         "Starting Price" shall the closing price of CFC Common Stock on the Starting Date. The Starting Price shall be equitably adjusted to take into effect any stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date.

         "Starting Date" shall mean January 10, 2000.

         9.2 Consequences of Termination.

         (a) Except as expressly provided herein, in the event of the termination or abandonment of this Reorganization Agreement pursuant to the provisions of Section 9.1, this Reorganization Agreement will become void and have no force or effect, without any liability on the part of the parties or any of their respective directors or officers or shareholders with respect to this Reorganization Agreement. Notwithstanding the preceding sentence, no termination of this Reorganization Agreement will relieve any party of any liability for any breach of this Reorganization Agreement or for any misrepresentation under this Reorganization Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. Without limiting the foregoing, termination under this Reorganization Agreement shall not affect each party's rights and obligations under the Stock Option Agreement.

         (b) Termination Fee. If this Reorganization Agreement is terminated:

                  1. by CFC (i) if at any time prior to the AFC Shareholders Meeting, the Board of Directors of AFC shall have failed to recommend the Merger to the holders of AFC Common Stock, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of CFC, or (ii) because a tender offer or exchange offer for 20% or more of the outstanding shares of AFC Common Stock is commenced (other than by CFC) and the Board of AFC recommends that the stockholders of AFC tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof;

                  2. by AFC or CFC because of a failure to obtain the required approval of the stockholders of AFC after an Acquisition Proposal for AFC shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal; or

                  3. by CFC pursuant to Section 9.1(c) if the breach by AFC giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to AFC or any of its subsidiaries or shall have been publicly disclosed to AFC's stockholders or any Person shall have made known to AFC or any of its subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal and regardless of whether such Acquisition Proposal shall have been rejected by AFC or withdrawn prior to the time of such termination, then, in such case, AFC shall pay to CFC a termination fee of $10.5 million (the "Termination Fee"). Any Termination Fee that becomes payable pursuant to this Section shall be paid promptly following the receipt of a written request for Termination Fee to AFC from CFC. Notwithstanding the foregoing, in no event shall AFC be obligated to pay any Termination Fee if AFC shall be entitled to terminate this Reorganization Agreement pursuant to Section 9.1(c) due to a breach by CFC prior to the receipt by AFC of an Acquisition Proposal.

         (c) Reimbursement Of Fee. In the event that this Reorganization is terminated by AFC (or wrongfully terminated by CFC) and no Termination Fee becomes payable under Section 9.2(b), then

(after the point in time when such Termination Fee could no longer reasonably become payable) CFC shall reimburse AFC for its fees payable under its currently-existing investment banking arrangement with The Robinson-Humphrey Company, up to a maximum of $250,000.

                           SECTION X. INDEMNIFICATION

         10.1 Information for Application and Statements. Each of CFC and AFC represents and warrants that all information concerning it which is or will be included in any statement and application made to any governmental agency (including the Registration Statement) in connection with the transactions contemplated by the Agreement shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of CFC and AFC so representing and warranting will indemnify and hold harmless the other, each of its directors and officers, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each of CFC and AFC agrees, at any time upon the request of the other, to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section X shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.

         10.2 Indemnification of Officers and Directors.

         (a) CFC covenants and agrees that it will cause each person who is an officer or director of AFC or a director of AB (an "Indemnitee") on the Closing Date to be indemnified for any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") arising out of such person's service as an officer or director of AFC or director of AB to the fullest extent to which such Indemnitee is entitled under the Articles of Incorporation and Bylaws of CFC in effect on the date hereof (except that this provision shall not be construed so as to cause CFC to violate applicable law). Without limiting the foregoing obligation, CFC agrees that all limitations of liability existing in favor of an Indemnitee in the Articles of Incorporation and Bylaws of AFC as in effect on the date hereof and the laws of the State of South Carolina arising out of matters existing or occurring at or prior to the Effective Time shall survive the Mergers and shall continue in full force. CFC, upon request of such Indemnitee, shall advance expenses in connection with such indemnification. The provisions of this Section X shall survive the closing and shall be enforceable directly by each officer and director of AFC benefited by this Section X.

         (b) Any Indemnity wishing to claim indemnification under this Section X, upon learning of such claims or liabilities, shall promptly notify CFC thereof; provided, that the failure so to notify shall not affect the obligations of CFC hereunder unless such failure materially increases CFC's liability hereunder. In the event of any litigation giving rise to a claim hereunder, (i) CFC shall have the right to assume the defense thereof, if it so elects, and CFC shall pay all reasonable fees and expenses of counsel for the Indemnities promptly as statements therefor are received; provided, however, that CFC shall be obligated pursuant to this Section to pay for only one firm of counsel for all Indemnities in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (ii) the Indemnities shall cooperate in the defense of any such matter, (iii) CFC shall not be liable for any settlement effected without its prior written consent and (iv) CFC shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnity in the manner contemplated hereby is prohibited by applicable law.

         10.3 Insurance. Prior to Closing, AFC shall use its best efforts to extend its existing directors' and officers' liability insurance policy past the Closing Date (spending up to approximately $100,000) and after Closing, CFC shall take no action to terminate prematurely such policy.

                            SECTION XI. MISCELLANEOUS

         11.1 Survival of Representations and Warranties. Except as otherwise provided in this Reorganization Agreement, the representations, warranties and covenants contained in this Reorganization Agreement or in any other documents delivered pursuant hereto, shall not survive the Closing of the transactions. Notwithstanding any investigation made by or on behalf of the parties, whether before or after Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein. Each of the covenants set forth in Sections 6.2, 6.14, 6.15, 6.16, 10.2 and 10.3 shall survive the Closing Date forever (except that this sentence shall not be construed to extend any applicable statutes of limitations).

         11.2 Entire Agreement. This Reorganization Agreement, including any schedules, exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

         11.3 Binding Agreement. This Reorganization Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto.

         11.4 Notices. Any notice given hereunder shall be in writing and shall be deemed delivered and received upon reasonable proof of receipt. Unless written designation of a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:

         For CFC:          William S. Hummers III
                           Carolina First Corporation
                           102 South Main Street
                           Greenville, South Carolina 29601
                           Fax: 864-239-4605

         Copy to:          William P. Crawford, Jr.
                           Wyche, Burgess, Freeman & Parham, P.A.
                           Post Office Box 728
                           Greenville, South Carolina 29602
                           Fax: 864-235-8900

         For AFC:          Stephen L. Chryst
                           Anchor Financial Corporation
                           2002 Oak Street
                           Myrtle Beach, South Carolina 29578
                           Fax: 843-946-3173

         Copies to:        Tom Parrish
                           Gerrish & McCreary, P.C.
                           700 Colonial Road - Suite 200
                           Memphis, TN 38117
                           Fax: 901-684-2339

         11.5 Counterparts. This Reorganization Agreement may be executed in one or more Counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.6 Headings. The section and paragraph headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Reorganization Agreement.

         11.7 Law Governing. This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         11.8 Amendment. This Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         11.9 Waiver. Any term, provision or condition of this Reorganization Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

                                   END OF PAGE

         IN WITNESS WHEREOF, this Reorganization Agreement has been duly entered as of the date first written above.

WITNESS:

                                      CAROLINA FIRST CORPORATION

                                      By: /s/
-------------------------                 -----------------------------------
                                          William S. Hummers III
-------------------------                 Executive Vice President


                                      CAROLINA FIRST BANK

                                      By: /s/
-------------------------                 -----------------------------------
                                          William S. Hummers III
-------------------------                 Executive Vice President and Cashier


                                      ANCHOR FINANCIAL CORPORATION

                                      By: /s/
-------------------------                 -----------------------------------
                                          Stephen L. Chryst
-------------------------                 President and Chief Executive Officer


                                      THE ANCHOR BANK

                                      By: /s/
-------------------------                 -----------------------------------
                                           Stephen L. Chryst
-------------------------                  President and Chief Executive Officer

                                   APPENDIX A
                                PLAN OF MERGER OF
                          ANCHOR FINANCIAL CORPORATION
                                  WITH AND INTO
                                CFC INTERIM, INC.

         Pursuant to this Plan of Merger (the "Plan of Merger"), Anchor Financial Corporation ("AFC"), a South Carolina corporation headquartered in Myrtle Beach, South Carolina, shall be merged with and into CFC Interim, Inc. ("Interim"), a South Carolina corporation headquartered in Greenville, South Carolina.

                             ARTICLE I. DEFINITIONS

         The capitalized terms set forth below shall have the following meanings:

         1.1. "AB" shall mean Anchor Bank, a South Carolina state bank.

         1.2. "Articles of Merger" shall mean the Articles of Merger to be executed by Interim and AFC in a form appropriate for filing with the Secretary of State of South Carolina, relating to the effective consummation of the Corporate Merger as contemplated by the Plan of Merger.

         1.3. "BCA" shall mean the South Carolina Business Corporation Act of 1988, as amended.

         1.4 "CFB" shall mean Carolina First Bank, a South Carolina corporation and a wholly-owned subsidiary of CFC.

         1.5. "CFC Common Stock" shall mean the common stock, par value $1.00 per share, of CFC.

         1.6. "Change of Control Transaction" shall mean, with respect to CFC, a transaction in which a majority of the surviving entity of such transaction (or a majority of the entity holding substantially all of the assets of CFC) is not owned by persons holding CFC Common Stock immediately prior to such transaction.

         1.7. "Corporate Merger" shall mean the merger of AFC with and into Interim as more particularly set forth herein and in the Reorganization Agreement.

         1.8. "Effective Time" shall mean the date and time which the Corporate Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFC shall notify AFC in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.

         1.9. "Exchange Ratio" shall mean the number of shares of CFC Common Stock issuable in exchange for one share of AFC Common Stock, as calculated pursuant to Section 3.1 hereof.

         1.10. "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         1.11.   "Reorganization   Agreement"  shall  mean  the   Reorganization
Agreement among CFC, CFB, AB and AFC dated the date hereof, to which this Plan of Merger is attached as Appendix A.

         1.12. "Rights" shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.

         1.13. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of CFC to the merger of AB with and into CFB; the approval by the requisite vote of the shareholders of AFC at the AFC Shareholders' Meeting of the merger of AFC with and into Interim; and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the merger of AFC with and into Interim, all in accordance with the Reorganization Agreement and this Plan of Merger.

         1.14. "Shareholders' Meeting" shall mean, as applicable, the meetings of the shareholders of AFC and CFC at which the Corporate Merger shall be voted upon.

         1.15. "Surviving Corporation" shall mean Interim after consummation of the Corporate Merger.

                        ARTICLE II. THE CORPORATE MERGER

         2.1. Corporate Merger. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, AFC shall merge with and into Interim, the separate existence of AFC shall cease, and Interim (the "Surviving Corporation") shall survive and the name of the Surviving Corporation shall be "Carolina First Corporation". By virtue of the Corporate Merger and without any action on the part of the holders thereof, each of the shares of AFC Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held by AFC, CFC, Interim any AFC Subsidiary or any CFC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted (the "Excluded Shares")) shall be converted into the right to receive the Merger Consideration referenced in Article III below. Each of the shares of CFC Common Stock (including the rights ("CFC Rights") issued pursuant to a Shareholder Rights Agreement, dated November 9, 1993 (as amended, the "CFC Rights Agreement")), and any shares of any CFC Subsidiary or AFC Subsidiary outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Corporate Merger.

         2.2. Effective Time. The Corporate Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Secretary of State of the State of South Carolina.

         2.3. Capitalization. The number of authorized shares of capital stock of the Surviving Corporation shall be the same as immediately prior to the Corporate Merger.

         2.4. Articles of Incorporation. The articles of incorporation of Interim as in effect at the Effective Time shall be and remain the articles of incorporation of the Surviving Corporation.

         2.5. Bylaws. The Bylaws of Interim, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.

         2.6. Properties and Liabilities of AFC and CFC; Management. At the Effective Time, the separate existence and corporate organization of AFC shall cease, and Interim shall thereupon and thereafter, to the extent consistent with applicable law and with its articles of incorporation and the changes, if any, provided by the Corporate Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of AFC without further act or deed. The directors and officers of Interim in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Surviving Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                        ARTICLE III. MERGER CONSIDERATION

         3.1. Merger Consideration. In connection with the Corporate Merger, each share of AFC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Corporate Merger and without any action on the part of the holder thereof, be exchanged for and converted into 2.175 shares of CFC Common Stock (the "Exchange Ratio"). All of the stock prices set forth in this Section 3.1 shall also be subject to equitable adjustment for stock splits, stock dividends, reverse stock splits and similar items.

         3.2. CFC Common Stock; Interim Common Stock. None of the shares of CFC shall be converted in the Corporate Merger and the capitalization of CFC after the Corporate Merger shall remain unchanged (except to reflect the issuance of shares in Section 3.1 above). None of the shares of Interim shall be converted in the Corporate Merger and the capitalization of Interim after the Corporate Merger shall remain unchanged.

         3.3. Authorized or Treasury Shares. Any and all shares of AFC Common Stock held as treasury shares by AFC or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.

         3.4. Fractional Shares. No fractional shares of CFC Common Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares pursuant to Section 3.1 hereof, cash will be paid to the holders of the AFC Common Stock in respect of any fractional share that would otherwise be issuable based on the Ending Price.

         3.5. Excluded Shares. Each of the Excluded Shares shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.6. Equitable Adjustments. In the event of any change in the outstanding CFC Common Stock by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the Conversation Ratio and all stock prices set forth in this Article III shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan of Merger to the holders of AFC Common Stock.

         3.7. Transfers. At the Effective Time, the stock transfer books of AFC shall be closed and no transfer of AFC Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of AFC Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                ARTICLE IV. EXCHANGE OF COMMON STOCK CERTIFICATES

         4.1. Issuance of CFC Certificates; Cash for Fractional Shares. (a) As soon as practicable after the Effective Time (but in no event more than five days after the Effective Time), CFC or its transfer agent (in such capacity, the "Exchange Agent") shall mail, or cause to be mailed, and otherwise make available to each record holder of Shares, a form of the letter of transmittal and instructions for use in effecting surrender and exchange of certificates which immediately before the Effective Time represented shares of AFC Common Stock ("Certificates") for payment therefor. Upon receipt of such notice and transmittal form, each holder of Certificates at the Effective Time shall surrender the Certificate or Certificates to the Exchange Agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in Section 3 of this Plan of Merger. If any portion of the payment to be made upon surrender and exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate is registered, it shall be a condition of such payment that the Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay in advance any transfer or other taxes or establish to the satisfaction of CFC that no such tax is applicable. Upon surrender, each Certificate shall be canceled. In addition,

Certificates surrendered for exchange by any person constituting an affiliate of AFC for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing shares of CFC Common Stock until CFC has received the written agreement from such person as provided for in Section 6.4 of the Reorganization Agreement.

         (b) Adequate provisions shall be made to permit Certificates to be surrendered and exchanged in person not later than the business day following the Effective Time.

         4.2. Authorized Withholdings. CFC shall not be obligated to deliver the consideration to which any former holder of AFC Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of AFC Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by CFC or AFC. In addition, no dividend or other distribution payable to the holders of record of CFC Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any certificate representing shares of AFC Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 above. However, upon surrender of the AFC Common Stock certificate both the CFC Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such withholding, shall be delivered and paid with respect to each share represented by such certificate.

         4.3. Limited Rights of Former AFC Shareholders. After the Effective Time, each outstanding certificate representing shares of AFC Common Stock prior to the Effective Time shall be deemed for all corporate purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of AFC Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such certificate and receive the requisite number of shares of CFC Common Stock in exchange therefor (and cash in lieu of fractional shares) as provided in this Plan of Merger.

                    ARTICLE V. STOCK OPTIONS AND OTHER RIGHTS

         5.1.   Options.   All  options  set  forth  in  Schedule   3.5  to  the
Reorganization Agreement shall be converted into the right to receive shares of CFC Common Stock based on the Exchange Ratio.

                            ARTICLE VI. MISCELLANEOUS

         6.1. Conditions Precedent. Consummation of the Merger is conditioned upon receipt of the Shareholder Approvals. In addition, consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Article VII and Article VIII of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.

         6.2. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Article IX of the Reorganization Agreement.

         6.3. Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the board of directors of each of the parties hereto; provided, however, that this Plan of Merger may not be amended after the Shareholders' Meetings except in accordance with applicable law.

         Dated as of this _____ day of _______________, 2000.

                                   APPENDIX B
                                 PLAN OF MERGER
                                       OF
                                   ANCHOR BANK
                                  WITH AND INTO
                               CAROLINA FIRST BANK

         Pursuant to this Plan of Merger (the "Plan of Merger"), Anchor Bank ("AB"), a state banking corporation existing under the laws of South Carolina, shall be merged with and into Carolina First Bank ("CFB"), a state banking corporation existing under the laws of South Carolina.

                             ARTICLE I. DEFINITIONS

         The capitalized terms set forth below shall have the following meanings.

         1.1. "AB Common Stock" shall mean the common stock, par value $__ per share, of AB.

         1.2. "Articles of Merger" shall mean the Articles of Merger to be executed by CFB and AB in a form appropriate for filing with the Secretary of State of South Carolina, relating to the effective consummation of the Bank Merger as contemplated by the Plan of Merger.

         1.3. "BCA" shall mean the South Carolina Business Corporation Act of 1988, as amended.

         1.4. "Bank Merger" shall mean the merger of AB with and into CFB as more particularly set forth in the Reorganization Agreement.

         1.5. "CFB Common Stock" shall mean the common stock, par value $1.00 per share, of CFB.

         1.6. "CFC" shall mean Carolina First Corporation, a bank holding company headquartered in Greenville, South Carolina.

         1.7. "Effective Time" shall mean the date and time which the Bank Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as CFB shall notify AB in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.

         1.8. AFC. Anchor Financial Corporation, a corporation organized and existing under the laws of the state of South Carolina.

         1.9. "FDIC" shall mean the Federal Deposit Insurance Corporation.

         1.10. "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         1.11.   "Reorganization   Agreement"  shall  mean  the   Reorganization
Agreement among CFC, CFB and AFC dated the date hereof, to which this Plan of Merger is attached as Appendix A.

         1.12. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of CFC to the merger of AB with and into CFB; the approval by the requisite vote of the shareholders of AFC at the AFC Shareholders' Meeting of the merger of AFC with and into CFC; and the approval by the requisite vote of the shareholders of CFC at the CFC Shareholders' Meeting of the acquisition of AFC.

         1.13. "Surviving Corporation" shall mean CFB after consummation of the Bank Merger.

                           ARTICLE II. THE BANK MERGER

         2.1. Bank Merger. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, AB shall merge with and into CFB, the separate existence of AB shall cease, and CFB (the "Surviving Corporation") shall survive and the name of the Surviving shall be "Carolina First Bank". By virtue of the Bank Merger and without any action on the part of the holders thereof, each of the shares of AB Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the Merger Consideration referenced in Article III below. Each of the shares of CFB Common Stock, and any shares of any CFB subsidiary or AB subsidiary outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Bank Merger.

         2.2. Effective Time. The Bank Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Secretary of State of the State of South Carolina and the FDIC.

         2.3. Capitalization. The number of authorized shares of capital stock of the Surviving Corporation shall be the same as immediately prior to the Bank Merger.

         2.4. Articles of Incorporation. The articles of incorporation of CFB as
in  effect  at  the  Effective   Time  shall  be  and  remain  the  articles  of
incorporation of the Surviving Corporation.

         2.5. Bylaws. The Bylaws of CFB, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.

         2.6. Properties and Liabilities of AB and CFB; Management. At the Effective Time, the separate existence and corporate organization of AB shall cease, and CFB shall thereupon and thereafter, to the extent consistent with applicable law and with its articles of incorporation and the changes, if any, provided by the Bank Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of AB without further act or deed. The directors and officers of CFB in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                        ARTICLE III. MERGER CONSIDERATION

         3.1. Merger Consideration. In connection with the Bank Merger, all shares of AB Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be exchanged for and converted into 100 shares of CFB Common Stock (the "Merger Consideration").

         3.2. CFB Common Stock. None of the shares of CFB shall be converted in the Bank Merger and the capitalization of CFB after the Bank Merger shall remain unchanged.

         3.3. Authorized or Treasury Shares. Any and all shares of AB Common Stock held as treasury shares by AB or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.

         3.4. Transfers. At the Effective Time, the stock transfer books of AB shall be closed and no transfer of AB Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of AB Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                ARTICLE IV. EXCHANGE OF COMMON STOCK CERTIFICATES

         4.1. Issuance of CFB Certificates; Cash for Fractional Shares. After the Effective Time, each holder of shares of AB Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to CFB or its transfer agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in Section 3.1 of this Plan of Merger.

         4.2. Authorized Withholdings. CFB shall not be obligated to deliver the consideration to which any former holder of AB Common Stock is entitled as a result of the Bank Merger until such holder surrenders his or her certificate or certificates representing the shares of AB Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by CFB or AB. In addition, no dividend or other distribution payable to the holders of record of CFB Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any certificate representing shares of AB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 above. However, upon surrender of the AB Common Stock certificate both the CFB Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such withholding, shall be delivered and paid with respect to each share represented by such certificate.

         4.3. Limited Rights of Former AB Shareholders. After the Effective Time, each outstanding certificate representing shares of AB Common Stock prior to the Effective Time shall be deemed for all Bank purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of AB Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such certificate and receive the requisite number of shares of CFB Common Stock in exchange therefor as provided in this Plan of Merger.

                            ARTICLE V. MISCELLANEOUS

         5.3. Conditions Precedent. Consummation of the Bank Merger is conditioned upon receipt of the Shareholder Approvals. In addition, consummation of the Bank Merger is conditioned upon the fulfillment of the conditions precedent set forth in Section VII and Section VIII of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.

         5.4. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Section IX of the Reorganization Agreement.

         5.5. Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the board of directors of each of the parties hereto.

         Dated as of this _____ day of _______________, 2000.

                                   APPENDIX C

            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
            --------------------------------------------------------
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT
                  ---------------------------------------------

                            NONCOMPETITION, SEVERANCE
                            AND EMPLOYMENT AGREEMENT
                                     Between
                 CAROLINA FIRST BANK, CAROLINA FIRST CORPORATION
                                       and
                                STEPHEN L. CHRYST

         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this 10th day of January 2000, to be effective at the effective time of the acquisition of Anchor Financial
Corporation by Carolina First Corporation ("Effective Time") by and between Stephen L. Chryst, an individual (the "Executive"), Carolina First Corporation and Carolina First Bank, a South Carolina banking corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its affiliates where the context so applies.

                               W I T N E S S E T H

         WHEREAS the Company's Board of Directors (the "Board") believes that the Executive will be instrumental in the success of the Company;

         WHEREAS the Company desires to employ the Executive as Chairman of the Board and Chief Operating Officer of Carolina First Bank and in such other capacities as set forth herein;

         WHEREAS the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Subject to the terms and conditions hereof, Carolina First Bank hereby employs the Executive and Executive hereby accepts such employment as the Chairman of the Board and Chief Operating Officer of the Company having such duties and responsibilities as are set forth in
         Section 3 below.

2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change in Control" shall mean

                  (i) The acquisition, directly or indirectly, by any Person (other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) During any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or
         (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                  (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Cause" shall mean:

                  (i) In the absence of a Change in Control, (a) fraud; (b) embezzlement; (c) conviction of the Executive of any felony; (d) a material breach of, or the wilful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under this Agreement and pursuant to a mutually acceptable job description; (e) any act of moral turpitude or wilful misconduct by the Executive intended to result in personal enrichment of the Executive at the expense of the Company, or any of its affiliates or which has a material adverse impact on the Business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); (f) intentional material damage to the property or Business of the Company; (g) gross negligence; or (h) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

                  (ii) After a Change in Control (a)  material  criminal  fraud,
         (b) gross negligence, (c) intentional material damage to the property or business of the Company, or (d) the commission of a material felony, but only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) Executive is given thirty (30) days to cure any alleged violation of this Agreement, (3) such written notice is provided to the Executive a reasonable time before the Board meets to consider any possible termination for cause, (4) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard before the Board with respect to the matters described in the written notice, (5) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Executive for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and (6) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered wilful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Executive.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive which, is due to (i) a change of the Executive's responsibilities, position (including status as Chief Operating Officer of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities; or (ii) a change in the terms or status (including the seven (7) year Term) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive from the Myrtle Beach metropolitan area; or (v) a significant increase in the Executive's travel requirements.

         "Person" shall mean any  individual,  corporation,  bank,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

         3. Duties.

                  3.1 During the term hereof, the Executive shall be provided such office, and administrative, office automation, voice and network data support commensurate with Executive's position and requirements and consistent with those provided other high-ranking officers of the Company and shall have such mutually agreeable duties and authority as are typical of the Chairman of the Board and Chief Operating Officer of a company such as the Company. Executive shall be a member of the Management Operating Committee (MOC) and shall be a non-voting attendee of the Company's Compensation Committee.
Executive shall report to the Chief Executive Officer of Carolina First Corporation. Executive agrees that during the Term hereof, he will devote his full working time, attention and energies to his mutually agreed upon job duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of his duties hereunder. Executive may continue to serve on the boards of directors for which he is currently a member. The Company shall incur no obligations as a result of Executive's service.

                  3.2 Provided Executive is not terminated for cause and has not been convicted of fraud, embezzlement, or any other felonly, Executive will be nominated to serve on the Board of the Company and the Board of Directors of Carolina First Corporation for each year until Executive reaches age sixty-five
(65). Provided, however, if Executive is not elected to the Board of the Company or the Board of Directors of Carolina First Corporation or their successors and not an active employee, Executive will receive Board fees as if Executive were an outside board member until Executive reaches the age of sixty-five (65).

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a term of seven (7) years (the "Term") commencing at the Effective Time. Except for the obligations under Sections 6.9 and 6.10, this Agreement shall terminate upon the expiration of such Term.

         5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.

                  5.1.1 If the Company terminates Executive's employment under this Agreement prior to the fourth anniversary of the Effective Time, pursuant to clauses (i), (ii) or (iii) of Section 5.1 the Company's obligations hereunder shall cease as of the date of termination except as provided in Section 6.11; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section
         5.2.2 below. If the Company terminates Executive's employment under this Agreement pursuant to clause (i) of Section 5.1 after the fourth anniversary of the Effective Time, Executive shall be entitled to receive as severance the compensation and benefits provided in Section 6 for the remainder of the Term. If the Company terminates Executive's employment under this Agreement pursuant to clauses (ii) and (iii) of
         Section 5.1 after the fourth anniversary of the Effective Time, the Company's obligations hereunder shall cease as of the date of termination, except for the obligations under Sections 6.9, 6.10, and 6.11.

                  5.1.2 If the Company  terminates  Executive pursuant to clause
         (iv) of Section 5.1, Executive shall be entitled to receive immediately as severance upon such termination, aggregate compensation and benefits provided in Section 6 for the remainder of the Term.

                  5.1.3 In the  event of such  termination,  pursuant  to clause
         (iv) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.1.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan, or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

                  5.2 By Executive. Executive shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or
(iii) there is an Involuntary Termination.

                  5.2.1 If Executive terminates his employment other than pursuant to clauses (i), (ii) or (iii) of Section 5.2 prior to the fourth anniversary of the Effective Time, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the confidentiality provisions set forth in Section 8 hereof and the noncompetition provisions set forth in Section 9 hereof.

                  5.2.2 If during the Term, Executive terminates his employment hereunder pursuant to clauses (i), (ii) or (iii) of Section 5.2 or at any time after the fourth anniversary of the Effective Time, Executive shall be entitled to receive and the compensation and benefits provided in Section 6 for the remainder of the Term and for the period specified in Sections 6.9 and 6.10.

                  5.2.3 In addition, in the event of such termination pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.2.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive an annual base salary established by the Board which for the first year of the Term shall be not less than Five Hundred Twenty Thousand Dollars ($520,000.00). Executive's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased for such year; provided, however, that on January 1 of the year following the acquisition of Anchor Financial Corporation by Carolina First Corporation and each January 1 during the term hereof, Executive's annual base salary shall be increased by five percent (5%) and provided further that Executive's annual base salary can only be increased and cannot be reduced. Following a Change in Control, Executive's annual base salary shall be increased annually by a percentage at least equal to the average annual increase over the past three years, but in no event shall the increase be less than five percent (5%) and during the Term hereof cannot be reduced.

                  6.2 Annual Bonus. During the Term hereof, Executive will receive an annual bonus equaling fifty percent (50%) of Executive's annual base salary. The annual bonus will be paid on or before March 31 of each calendar year.

                  6.3 Annual Incentive Bonus. During the Term hereof, the Board may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan provided the average incentive compensation for other members of the MOC exceeds the Executive's annual bonus set forth in Section 6.2 and provided further that any annual incentive bonus paid pursuant to this Section 6.3 when combined with the annual bonus paid pursuant to Section 6.3 shall not exceed the average incentive compensation for other members of the MOC.

                  6.4 Long Term Incentive Compensation Plan. During the Term hereof, the Board may pay to Executive long term incentive compensation in accordance with the Long Term Incentive Compensation Plan

                  6.5 Stock Options and Restricted Stock. During the Term hereof and while Executive is actively employed, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the Company's Long Term Incentive Compensation Plan.

                  6.6 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits.

                  6.7 Automobile. During the Term, the Company also agrees to provide Executive with a Company-paid automobile, consistent with the model of automobile provided to other senior managers and allow Executive to trade automobiles every three (3) years.

                  6.8 Clubs. During the Term, the Company agrees to provide Executive with reasonable club dues for one country club and two business club(s), which shall include full membership at The Dunes Golf and Beach Club in Myrtle Beach, South Carolina.

                  6.9 Supplemental Retirement Payment. In the event of a Change in Control; a termination by Executive pursuant to Section 5.2(iii); or the Executive completes four (4) years of active employment under this Agreement, the Company will make an annual supplemental retirement payment of One Hundred Fifty Thousand Dollars ($150,000.00) beginning on Executive's sixty-fifth (65th) birthday or Executive's death, whichever first occurs, and continuing for fifteen (15) years to Executive; provided, however, in the event of Executive's death prior to the end of such fifteen (15) year period, the supplemental retirement payment will be paid or continue to be paid to Executive's estate or designated beneficiary, if any, for the remainder of such fifteen (15) year period.

                  6.10 Medical and Dental Insurance Benefits. Executive, Executive's spouse and dependent children will be eligible for coverage by Carolina First's medical and dental benefits, without cost, until Executive becomes eligible for Medicare. When Executive becomes eligible for Medicare, the Company will provide, at its expense for Executive and Executive's spouse for the remainder of their lives, an insurance supplement for medical and dental insurance coverage comparable (when combined with Medicare) to the coverage provided by the Company at the time the supplemental insurance is purchased.

                  6.11 During the Term while Executive is actively employed, Executive shall be entitled to education benefits similar to those provided other Company executives, personal tax advisory services, and a $5,000,000 life insurance policy and such disability insurance as may be purchased by $_____ per year in premiums. If Executive becomes disabled and if the proceeds of the disability policy purchased by the Company are insufficient to fund the Company's obligation hereunder as if the Executive were not disabled, the Company will fund the difference.

                  6.12 The payments hereunder are not subject to mitigation in the event Executive receives compensation and is no longer actively employed.

         7. Excess Parachute Payments.

                  7.1 It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. To the extent the provisions herein for Executive's automobile, club membership, or other non-cash or non-supplemental retirement compensation result in an "excess parachute payment" as defined by Section
280(G)(b)(2) of the Code, Executive agrees to work in good faith with the Company to ensure that the non-cash or non-supplemental retirement compensation does not qualify as an "excess parachute payment."

                  7.2 To the extent that payments hereunder cause a "parachute payment," as defined in Section 280G(b)2) of the Code, the Company shall indemnify Executive and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, the Company shall pay Executive an additional amount that is sufficient to pay any excise tax imposed by Section 4999 of the Code on the payments and benefits to which Executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional amounts. The determination of any additional amount that must be paid under this section at any time shall be made in good faith by the independent auditors then employed by the Company.

         8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1 or by Executive pursuant to
Section 5.2, Executive shall not enter into an employment relationship or a consulting arrangement with any other federally insured depository institution headquartered or having a physical presence in the states of South Carolina or North Carolina (hereinafter a "competitor") for a period of ten (10) years from the Effective Time (the "Noncompete Period"). The obligations contained in this
Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                  9.2 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this Section 9 are reasonable.

                  9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this
Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Trust. At the Effective Time, the Company shall establish and fund an irrevocable trust in the amount of Four Million Seven Thousand Seven Hundred Thirty-Three Dollars ($4,007,733) in connection with the termination of Executive's employment with The Anchor Bank and fund the maximum amount of obligations which could reasonably be expected to become payable hereunder under any circumstances (which shall be a "rabbi trust" if so requested by Executive in his discretion), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be fully funded upon the earlier of a Change in Control or the approval of any regulatory application filed by a potential acquirer of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder. The Company will pay all management and other fees associated with the administration of the trust established pursuant to this
Section 10.

         11. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         12. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Company:   Carolina First Corporation
                  102 South Main Street
                  Greenville, South Carolina 29601
                  Attn: Chairman of the Board

To Executive:     Stephen L. Chryst
                  303 Club Circle
                  Myrtle Beach, South Carolina 29572

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         13. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         14. Remedies in the Absence of a Change in Control. The terms of this Section will apply in the absence of a Change in Control.

                  14.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

                  14.2 All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

                  14.3 In the event that the Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         15. Remedies in the Event of a Change in Control. The terms of this Section shall apply in the event of a Change of Control.

                  15.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the

Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of South Carolina.

                  15.2 The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after a Change of Control, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder, including without limitation representation in connection with termination of his employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgment use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

         16. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         17. Merger. This Agreement is the only employment agreement between the parties and supersedes and replaces any and all other agreements, specifically inlcuding the letter from Mack I. Whittle, Jr, to Executive dated January 5, 2000.

         18. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         19. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     EXECUTIVE

                                                     ---------------------------
                                                     Stephen L. Chryst
                                                     CAROLINA FIRST BANK

                                            By:
                                                     ---------------------------
                                                     Mack I. Whittle, Jr.
                                                     Chief Executive Officer

                                   APPENDIX D

            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
            --------------------------------------------------------
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT
                  ---------------------------------------------

                            NONCOMPETITION, SEVERANCE
                            AND EMPLOYMENT AGREEMENT
                                     Between
                 CAROLINA FIRST BANK, CAROLINA FIRST CORPORATION
                                       and
                                 TOMMY E. LOOPER

         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this 10th day of January 2000, to be effective at the effective time of the acquisition of Anchor Financial
Corporation by Carolina First Corporation ("Effective Time") by and between Tommy E. Looper, an individual (the "Executive"), Carolina First Corporation and Carolina First Bank, a South Carolina banking corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its affiliates where the context so applies.

                               W I T N E S S E T H

         WHEREAS the Company's Board of Directors (the "Board") believes that the Executive will be instrumental in the success of the Company;

         WHEREAS the Company desires to employ the Executive as Senior Vice President Finance of Carolina First Bank and in such other capacities as set forth herein;

         WHEREAS the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment. Subject to the terms and conditions hereof, Carolina First Bank hereby employs the Executive and Executive hereby accepts such employment as the Senior Vice President Finance of the Company having such duties and responsibilities as are set forth in Section 3 below.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change in Control" shall mean

                  (i) The acquisition, directly or indirectly, by any Person (other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) During any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or
         (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                  (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Cause" shall mean:

                  (i) In the absence of a Change in Control, (a) fraud; (b) embezzlement; (c) conviction of the Executive of any felony; (d) a material breach of, or the wilful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under this Agreement and pursuant to a mutually acceptable job description; (e) any act of moral turpitude or wilful misconduct by the Executive intended to result in personal enrichment of the

         Executive at the expense of the Company, or any of its affiliates or which has a material adverse impact on the Business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); (f) intentional material damage to the property or Business of the Company; (g) gross negligence; or
         (h) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

                  (ii) After a Change in Control (a)  material  criminal  fraud,
         (b) gross negligence,(c) intentional material damage to the property or business of the Company, or (d) the commission of a material felony, but only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) Executive is given thirty (30) days to cure any alleged violation of his Agreement, (3) such written notice is provided to the Executive a reasonable time before the Board meets to consider any possible termination for cause, (4) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard before the Board with respect to the matters described in the written notice, (5) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Executive for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and (6) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered wilful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Executive.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive which, is due to (i) a change of the Executive's responsibilities, position (including status as Senior Vice President Finance of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities; or (ii) a change in the terms or status (including the seven (7) year Term) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive from the Myrtle Beach metropolitan area; or (v) a significant increase in the Executive's travel requirements.

         "Person" shall mean any  individual,  corporation,  bank,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

         3. Duties.

                 3.1 During the term hereof, the Executive shall be provided such office, and administrative, office automation, voice and network data support commensurate with Executive's position and requirements and consistent with those provided other high-ranking officers of the Company and shall have such mutually agreeable duties and authority as are typical of the Senior Vice President Finance of a company such as the Company. Executive shall report to William S. Hummers, Executive Vice President of Carolina First Corporation. Executive agrees that during the Term hereof, he will devote his full working time, attention and energies to the diligent performance of his mutually agreed upon duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of his duties hereunder. Executive may continue to serve on the boards of directors for which he is currently a member. the Company shall incur no obligations as a result of Executive's service.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a term of four (4) years (the "Term") commencing at the Effective Time. Except for the obligations under Sections 6.9 and 6.10, this Agreement shall terminate upon the expiration of such Term.

         5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.

                           5.1.1   If   the   Company   terminates   Executive's
         employment under this Agreement prior to the second anniversary of the Effective Time, pursuant to clauses (i), (ii) or

         (iii) of Section 5.1 the Company's obligations hereunder shall cease as of the date of termination, except as provided in Section 6.11; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section 5.2.2 below. If the Company terminates Executive's employment under this Agreement pursuant to clause (i) of Section 5.1 after the second anniversary of the Effective Time, Executive shall be entitled to receive as severance the compensation and benefits provided in Section 6 for the remainder of the Term. If the Company terminates Executive's employment under this Agreement pursuant to clauses (ii) and (iii) of Section 5.1 after the second anniversary of the Effective Time, the Company's obligations hereunder shall cease as of the date of termination, except for the obligations under Sections 6.9, 6.10, and 6.11.

                           5.1.2 If the Company terminates Executive pursuant to clause (iv) of Section 5.1, Executive shall be entitled to receive immediately as severance upon such termination, aggregate compensation and benefits provided in Section 6 for the remainder of the Term.

                           5.1.3 In the event of such  termination,  pursuant to
         clause (iv) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this
         Section 5.1.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan, or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

              5.2 By Executive. Executive shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or
(iii) there is an Involuntary Termination.

                           5.2.1 If Executive terminates his employment other than pursuant to clauses (i), (ii) or (iii) of Section 5.2 prior to the second anniversary of the Effective Time, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the confidentiality provisions set forth in Section 8 hereof and the noncompetition provisions set forth in
         Section 9 hereof.

                       5.2.2 If during the Term, Executive terminates his employment hereunder pursuant to clauses (i), (ii) or (iii) of Section
         5.2 or at any time after the second anniversary of the Effective Time, Executive shall be entitled to receive and the compensation and benefits provided in Section 6 for the remainder of the Term and for the period specified in Sections 6.9 and 6.10.

              5.2.3 In addition, in the event of such termination pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.2.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                   6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive an annual base salary established by the Board which for the first year of the Term shall be not less than Two Hundred Sixty-Five Thousand Dollars ($265,000.00). Executive's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased for such year; provided, however, that on January 1 of the year following the acquisition of Anchor Financial Corporation by Carolina First Corporation and each January 1 during the term hereof, Executive's annual base salary shall be increased by five percent (5%) and provided further that Executive's annual base salary can only be increased and cannot be reduced. Following a Change in Control, Executive's annual base salary shall be increased annually by at least five percent (5%) and during the Term hereof cannot be reduced.

                  6.2 Annual Bonus. During the Term hereof, Executive will receive an annual bonus equaling fifty percent (50%) of Executive's annual base salary. The annual bonus will be paid on or before March 31 of each calendar year.

                   6.3 Annual Incentive Bonus. During the Term hereof, the Board may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan provided the average incentive compensation for other senior managers exceeds the Executive's annual bonus set forth in Section 6.2 and provided further that any annual incentive bonus paid pursuant to this Section 6.3 when combined with the annual bonus paid pursuant to Section 6.3 shall not exceed the average incentive compensation for other senior managers.

                  6.4 Long Term Incentive Compensation Plan. During the Term hereof, the Board may pay to Executive long term incentive compensation in accordance with the Long Term Incentive Compensation Plan

                  6.5 Stock Options and Restricted Stock. During the Term hereof and while Executive is actively employed, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the Company's Long Term Incentive Compensation Plan.

                  6.6 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits.

                  6.7 Automobile. During the Term, the Company also agrees to provide Executive with a Company-paid automobile, consistent with the model of automobile provided to other senior managers and allow Executive to trade automobiles every three (3) years.

                  6.8 Clubs. During the Term, the Company agrees to provide Executive with reasonable club dues for one country club and two business club(s), which shall include full membership at The Dunes Golf and Beach Club in Myrtle Beach, South Carolina.

                 6.9 Supplemental Retirement Payment. In the event of a Change in Control; a termination by Executive pursuant to Section 5.2.(iii); or the Executive completes two (2) years of active employment under this Agreement, the Company will make an annual supplemental retirement payment of One Hundred Fifty Thousand Dollars ($150,000.00) beginning on Executive's sixty-fifth (65th) birthday or Executive's death, whichever first occurs, and continuing for fifteen (15) years to Executive; provided, however, in the event of Executive's death prior to the end of such fifteen (15) year period, the supplemental retirement payment will be paid or continue to be paid to Executive's estate or designated beneficiary, if any, for the remainder of such fifteen (15) year period.

                  6.10 Medical and Dental Insurance Benefits. Executive, Executive's spouse and dependent children will be eligible for coverage by Carolina First's medical and dental benefits, without cost, until Executive becomes eligible for Medicare. When Executive becomes eligible for Medicare, the Company will provide, at its expense for Executive and Executive's spouse for the remainder of their lives, an insurance supplement for medical and dental insurance coverage comparable (when combined with Medicare) to the coverage provided by the Company at the time the supplemental insurance is purchased.

                   6.11 During the Term while Executive is actively employed, Executive shall be entitled to education benefits similar to those provided other Company executives, personal tax advisory services, and a $2,000,000 life insurance policy and such disability insurance as may be purchased by $_____ per year in premiums. If Executive becomes disabled and if the proceeds of the disability policy purchased by the Company are insufficient to fund the Company's obligations hereunder as if the Executive were not disabled, the Company will fund the difference.

             6.12 The payments hereunder are not subject to mitigation in the event Executive receives compensation and is no longer actively employed.

         7. Excess Parachute Payments.

                  7.1 It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. To the extent the provisions herein for Executive's automobile, club membership, or other non-cash or non-supplemental retirement compensation result in an "excess parachute payment" as defined by Section
280(G)(b)(2) of the Code, Executive agrees to work in good faith with the Company to ensure that the non-cash or non-supplemental retirement compensation does not qualify as an "excess parachute payment."

                   7.2 To the extent that payments hereunder cause a "parachute payment," as defined in Section 280G(b)2) of the Code, the Company shall indemnify Executive and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, the Company shall pay Executive an additional amount that is sufficient to pay any excise tax imposed by Section 4999 of the Code on the payments and benefits to which Executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional amounts. The determination of any additional amount that must be paid under this section at any time shall be made in good faith by the independent auditors then employed by the Company.

         8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1 or by Executive pursuant to
Section 5.2, Executive shall not enter into an employment relationship or a consulting arrangement with any other federally insured depository institution headquartered or having a physical presence in the states of South Carolina or North Carolina (hereinafter a "competitor") for a period of eight (8) years from the Effective Time (the "Noncompete Period"). The obligations contained in this
Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                  9.2 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this Section 9 are reasonable.

                  9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this
Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Trust. At the Effective Time, the Company shall establish and fund an irrevocable trust in the amount of One Million Forty-Four Thousand Five Hundred Twenty-Nine Dollars ($1,044,529) in connection with the termination of Executive's employment agreement with The Anchor Bank and to fund the maximum amount of obligations which could reasonably be expected to become payable hereunder under any circumstances (which shall be a "rabbi trust" if so requested by Executive in his discretion), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be fully funded upon the earlier of a Change in Control or the approval of any regulatory application filed by a potential acquirer of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder. The Company will pay all management and other fees associated with the administration of the trust established pursuant to Section 10.

         11. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         12. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Company:   Carolina First Corporation
                  102 South Main Street
                  Greenville, South Carolina 29601
                  Attn: Chairman of the Board

To Executive:     Tommy E. Looper
                  5805 Canterbury Lane
                  Myrtle Beach, South Carolina 29577

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         13. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         14. Remedies in the Absence of a Change in Control. The terms of this Section will apply in the absence of a Change in Control.

                  14.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

                  14.2 All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

                  14.3 In the event that the Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         15. Remedies in the Event of a Change in Control. The terms of this Section shall apply in the event of a Change of Control.

                  15.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of South Carolina.

                  15.2 The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after a Change of Control, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this
Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder, including without limitation representation in connection with termination of his employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgment use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

         16. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         17. Merger. This Agreement is the only employment agreement between the parties and supersedes and replaces any and all other agreements, specifically inlcuding the letter from Mack I. Whittle, Jr, to Executive dated January 5, 2000.

         18. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         19. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     EXECUTIVE

                                                     ---------------------------
                                                     Tommy E. Looper


                                                     CAROLINA FIRST BANK

                                                     ---------------------------
                                            By:      Mack I. Whittle, Jr.
                                                     Chief Executive Officer

                                   APPENDIX E

                             STOCK OPTION AGREEMENT

         STOCK  OPTION   AGREEMENT,   dated  as  of  January  ____,  2000  (this
"Agreement")  by and between  Anchor  Financial  Corporation,  a South  Carolina corporation ("Issuer") and Carolina First Corporation, a South Carolina corporation ("Grantee").

         WHEREAS, Issuer, Grantee, Issuer's subsidiary Anchor Bank, and CFC's subsidiary Carolina First Bank, propose to enter into a Reorganization Agreement dated as of the date hereof (the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement), providing for, among other things, a merger (the "Merger") of AFC into CFC.

         WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Reorganization Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Reorganization Agreement, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,610,959 shares (the "Option Shares") of common stock, no par value, of Issuer (the "Shares") (being 19.9% of the number of Shares outstanding on the date hereof before such issuance) at a purchase price of $26.125 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

         2. Exercise of Option. (a) If not in material breach of the Reorganization Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 15 months after the first occurrence of a Purchase Event (or if, at the expiration of such 15 months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the second anniversary of the date hereof), (iii) termination of the Reorganization Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 9.2(b) of the Reorganization Agreement; or (iv) 12 months after the termination of the Reorganization Agreement under circumstances which could result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 9.2(b), unless during such 12-month period, a Purchase Event shall occur. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

         (b) As used herein, a "Purchase Event" means the termination of the Reorganization Agreement under any circumstance which would or could entitle Grantee to receive the Termination Fee from Issuer pursuant to Section 9.2(b) of the Reorganization Agreement; provided, that a Purchase Event shall not occur unless and until Issuer shall have entered into a definitive agreement with a third party with respect
to  an  Acquisition   Proposal  or  an  Acquisition  Proposal  shall  have  been consummated during the 12 months following such termination of the Reorganization Agreement.

         (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained. If the Closing cannot be consummated by reason of a restriction set forth in clause (A), (B) or (C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 10 business days following the elimination of such restriction.

         3. Payment and Delivery of Certificates. On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

         (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, charges or encumbrances ("Liens"), and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JANUARY ___, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

         4. Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and will have reserved for issuance at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any shareholder of Issuer.

         5. Purchase Not for Distribution. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         6. Adjustment upon Changes in Capitalization, etc. In the event of any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Option Shares shall be adjusted so that immediately prior to such issuance, it equals 19.9% of the number of Shares then issued and outstanding.

          7. Repurchase of Option and Option Shares. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, Issuer (or any successor entity thereof) shall:

                  (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of Shares with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

                  (ii) at the request of an owner of Option Shares from time to time, repurchase all but not less than all of the Option Shares owned directly or indirectly by such owner at a price equal to the Applicable Price as of the Section 7 Request Date multiplied by the number of Option Shares owned directly or indirectly by such owner (the "Option Share Repurchase Price").

         (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) or all but not less than all of the Option Shares at the Option Repurchase Price or the Option Share Repurchase Price, as the case may be.

         (c) In connection with any exercise of rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as he case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or the Option Shares, as the case may be.

         (d) For purposes of this Agreement, the following terms have the following meanings:

                  (i) "Applicable  Price",  as of any date, means the highest of
         (A) the highest price per Share paid pursuant to a tender offer or exchange offer for Shares after the date hereof and on or prior to such date, (B) the highest price per Share to be paid by any third party for Shares or the consideration per Share to be received by holders of Shares, in each case pursuant to an agreement for an Acquisition Proposal with Issuer entered into on or prior to such date or (C) the highest closing price per Share as reported on the New York Stock Exchange Inc. ("NYSE") Composite Tape or if the Shares are not listed on the NYSE, the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the Shares are not quoted thereon, on the principal trading market on which such Shares are traded as reported by a recognized source during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses
         (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

                  (ii) A "Repurchase Event" occurs when the Termination Fee is paid or becomes due and payable to Grantee from Issuer pursuant to
         Section 9(b) of the Reorganization Agreement.

                  (iii) "Section 7 Request Date" means the date on which Issuer, Grantee or an owner of Option Shares, as the case may be, exercises its rights under this Section.

         (e) The repurchase contemplated in this Section 7 shall be subject to receipt of any necessary regulatory approvals. AFC shall use its best efforts to obtain promptly any such necessary approvals.

         8. Registration Rights. Issuer shall, if requested by Grantee or any owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this
Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a pro rata basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

         9. Listing; Reasonable Best Efforts. (a) If Shares or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on the NYSE or such other securities exchange or market and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

         (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         10. Limitation of Grantee Profit. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $15 million (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged),
(iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

         (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any Termination Fee received by Grantee pursuant to Section 9.2(b) of the Reorganization Agreement, minus (ii) the sum of the amounts of any cash previously paid by Grantee to Issuer pursuant to this
Section 10 and the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 10.

         (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the Termination Fee provided for in Section 9.2(b) of the Reorganization Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 10(a) within 20 days of the latest of (i) the date of receipt of such payment,
(ii) the date of receipt of cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) and (iii) the date of receipt of cash from the repurchase of the Option by Issuer pursuant to Section 7.

         (d) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Value.

         11. Loss, Theft, Etc. of Agreement. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.  Miscellaneous.  (a)  Expenses.  Except as  otherwise  provided  in
Section 9 hereof or in the Reorganization Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Reorganization Agreement, this Agreement, together with the Reorganization Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina applicable to contracts made and to be performed therein.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Reorganization Agreement.

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Representations and Warranties. The representations and warranties contained in Sections 3.1, 3.3, 3.4, 3.5, 3.6 and 3.7 of the Reorganization Agreement, to the extent they relate to or affect this Stock Option Agreement, are incorporated herein by reference.

         (j) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (k) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         (l) Captions. The Article, Section and paragraph captions herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         (m) Confidentiality Agreement. Issuer hereby waives the restrictions on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of January ___, 2000.

                      Anchor Financial Corporation

                      By: _________________________________
                      Name: Stephen L. Chryst
                      Carolina First Corporation

                      By: _________________________________
                      Name: Mack I. Whittle, Jr., Chairman